Exhibit (a)(1)(H)
Prospectus for Public Offer for the Acquisition of Shares Enel Américas S.A.

PROSPECTUS
PUBLIC OFFER FOR THE ACQUISITION OF SHARES
of
ENEL AMÉRICAS S.A.
PUBLICLY HELD LIMITED LIABILITY STOCK CORPORATION
SECURITIES REGISTER ENTRY NO. 175
by
ENEL S.p.A
COMPANY INCORPORATED AND VALIDLY EXISTING UNDER THE LAWS OF
THE REPUBLIC OF ITALY
ENEL S.p.A offers to acquire up to 7,608,631,104 shares issued, fully subscribed and paid for of ENEL AMÉRICAS S.A., equivalent to approximately 10% of the total shares issued by such company as of this date (hereinafter the shares issued by Enel Américas S.A. shall be referred to as the “Shares” and individually each of them a “Share”), at a price of $140 per Share, payable in pesos, the local currency, in accordance with the terms and conditions indicated in this prospectus and in the corresponding notice of commencement (the “Offer”).
In conjunction with this Offer, Enel S.p.A. will make an Offer in the United States of America (“United States” or “U.S.”). to acquire, at the same price (in its US dollar equivalent) and on substantially the same terms as described in this prospectus and up to the same maximum amount of Shares as set forth in the preceding paragraph, (i) Shares held by US resident shareholders, in accordance with the rules contained in “Regulation 14d-1(d)” of the United States. The United States Securities Exchange Act of 1934 (as amended, the “Exchange Act”); and (ii) the Shares represented by American Depositary Shares (each an “ADS” and together the “ADSs”), which in turn represent 50 Shares each, of all holders of ADSs, wherever they reside (the “U.S. Offer”).
If, after reading this prospectus, you have any questions or need further information about the terms and conditions of the Offer, you are advised to contact the administrator of the Offer, BTG Pactual Chile S.A. Corredores de Bolsa, at the telephone no. (56 2) 2587 5450, or at their head office at Av. Costanera Sur 2730, 23rd Floor, Las Condes, Santiago.
Administrator of the Offer
Santiago, March 14, 2021
This prospectus has been prepared by BTG Pactual Chile S.A. Corredores de Bolsa in conjunction with the Offeror, for the purpose of providing general information about the Offer, so that each shareholder may individually and independently assess the desirability of participating in it. The preparation of this document has used publicly disclosed information provided by Enel Americas S.A. and general publicly available information, which has not been independently verified by BTG Pactual Chile S.A. Corredores de Bolsa nor by Enel S.p.A, who are therefore not responsible for it.

TABLE OF CONTENTS
SUMMARY OF THE OFFER	4
INFORMATION ON THE OFFEROR AND ITS CONTROLLING SHAREHOLDER	6
Information on the Offeror.	6
Major shareholders of the Offeror.	8
ECONOMIC AND FINANCIAL BACKGROUND OF THE OFFEROR	9
Main Activities and Businesses.	9
Financial Information.	9
Listing on Stock Exchanges.	10
PREVIOUS RELATIONS BETWEEN THE OFFEROR AND ENEL AMÉRICAS	11
Ownership.	11
Manner and time period in which the Offeror acquired its shares in Enel Américas.	11
Significant relationships.	11
Previous communications in relation to the Offer.	12
AIM OF THE OFFER AND BUSINESS PLAN	14
Aim of the Offer.	14
Business Plan	14
Agreements with Shareholders	14
CHARACTERISTICS OF THE OFFER	15
Total Amount of the Transaction	15
Shares; Markets; Amount; Proration	15
Offer period	15
Date and Newspapers for Publication of the Notice of Results	15
Recipients	16
Materialization System	16
PRICE AND PAYMENT TERMS	17
Price.	17
Control Premium.	17
Method of Payment.	17
Time and place of Payment	17
PROCEDURE FOR ACCEPTING THE OFFER	18
State of the offered shares	18
Formalities for the acceptance of the Offer and documents required.	18
Return of Shares.	19
GROUNDS FOR EXPIRATION OF THE OFFER	20
RIGHT OF WITHDRAWAL	21
FINANCING OF THE OFFER AND GUARANTEE	22
Financing of the Offer	22
Guarantees	22
ADMINISTRATOR OF THE OFFER AND INDEPENDENT ADVISORS TO THE OFFEROR	23
Administrator of the Offer	23
Independent Advisors to the Offeror	23
RISK FACTORS AND MARKET INFORMATION	24

Risk Factors.	24
Impact of the Offer on the Shares.	24
Market Price of the Shares.	24
Dividends	25
Tax considerations for Enel Américas shareholders.	26
INFORMATION LOCATIONS	27

SUMMARY OF THE OFFER
Enel S.p.A (“Enel” or the “Offeror”), in accordance with the provisions of Article 202 of Law No. 18,045 of the Securities Market (the “Securities Market Law”) and the provisions established in General Rule No. 104 of the Financial Market Commission (“CMF” in its Spanish acronym), published in the national daily newspapers El Mercurio and El Mostrador, in each case on March 14, 2021, the notice of commencement (the “Notice of Commencement”) of a public offer for the acquisition of shares in accordance with the terms of Title XXV of the Securities Market Law for up to 7,608,631,104 shares issued by Enel Américas S.A. (“Enel Américas” or the “Company”), a publicly held limited liability stock corporation registered in the Securities Register of the CMF under No. 175, Unique Tax Number (RUT) No. 94.271.000-3.
It is the intention of the Offeror to acquire up to 7,608,631,104 of the ordinary shares, from a single series and without par value, fully subscribed and paid for in which the share capital of Enel Américas is divided, at a price of $140 for each Share, payable as indicated in the Section “Price and Payment Conditions — Form of Payment” in this prospectus (the “Price”).
The Offeror will include US resident shareholders in the transaction, through the U.S. Offer, consisting of a public offer for the acquisition of shares to be carried out in accordance with the rules applicable to “Tier II” Offers under the Exchange Act. In addition, and considering that the ADSs representing the Shares are registered under the Securities Act and traded on the New York Stock Exchange (or NYSE), through the U.S. Offer, the Offeror will make the public offer for the acquisition of ADSs to ADS holders wherever they reside.
The Offer is subject, among other objective expiration conditions described in the Section “Grounds for Expiration of the Offer” in this prospectus, to the condition that the merger by incorporation of EGP Américas SpA (“EGP Américas”) into Enel Américas (the “Merger”) has not become effective in accordance with the terms approved at the Extraordinary Shareholders’ Meeting of Enel Américas held on December 18, 2020, pursuant to which the Merger was subject to the fulfilment of certain conditions precedent. Enel Américas disclosed by means of an “essential fact” dated March 5, 2021 that Enel Américas and EGP Américas executed on the same date a single public deed of declaration, evidencing the fulfilment of each and every one of the conditions precedent to which the effectiveness of the Merger was subject, and that the Merger will therefore take effect on April 1, 2021.
This document is the prospectus (the “Prospectus”) required by Article 203 of the Securities Market Law, which contains the terms and conditions of the Offer and sets out the procedures and mechanisms by virtue of which Enel Américas’ shareholders may accept and sell their Shares to the Offeror.
The Offer has a term of 30 calendar days, commencing on March 15, 2021 at 9:30 a.m. and expiring on April 13, 2021 at 5:30 p.m. (“Expiration Date”). All times mentioned in this Prospectus relate to Chilean mainland time.
The Offer will be made on the stock exchange, under the Firm Offer Package System (Sistema de Ofertas a Firme en Bloque) of the Santiago Stock Exchange — Securities Exchange (“BCS”), in accordance with the rules and procedures approved by the CMF, as described in the Section “Characteristics of the Offer — Materialization System” in this Prospectus. This process will be carried out by BTG Pactual Chile S.A. Corredores de Bolsa, in its capacity as administrator of the Offer (the “Administrator of the Offer”).
The Offeror shall communicate the result of the Offer by means of a notice to be published in the daily newspapers El Mercurio and El Mostrador on the third day following the Expiration Date, in accordance with Article 212 of the Securities Market Law and the instructions of the CMF (the “Notice of Results”). The Notice of Results will contain the total number of Shares offered for sale and acquired by the Offeror, and the percentage ownership of the Offeror that will be reached as a result of the Offer.
Payment for Shares acquired under this Offer will be made on April 20, 2021, that is, on the second business day from the date of publication of the Notice of Results.
If you still have any questions or need further information about the Offer that is not contained in this Prospectus, you may contact the Administrator of the Offer at the telephone no. (56 2) 2587 5450, or at its offices located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago, Chile, at the times indicated in this Prospectus.
The above is a summary of the Offer, but does not contain all the necessary information to be considered in making a decision to sell. This summary should be read in conjunction with the other information contained in this Prospectus.

INFORMATION ON THE OFFEROR AND ITS CONTROLLING SHAREHOLDER.
Information on the Offeror.
Enel S.p.A, Unique Tax Number (RUT) No. 59.243.980-8, was constituted under the laws of the Republic of Italy as a publicly held stock corporation (società per azioni) on July 24, 1992, and operates in accordance with the provisions of the Italian Civil Code. Its registered address is Viale Regina Margherita 137, Rome, Italy. Enel is registered in the Register of Italian Companies of the Chamber of Commerce of Rome under number 00811720580 and its registration is currently in effect.
Since 1999, Enel S.p.A. has been listed on the “Mercato Telematico Azionario”, organized and managed by Borsa Italiana S.p.A. For purposes of this Offer, the Offeror has its address in Chile at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago, Chile.
The Offeror’s purpose is the acquisition and management of ownership interests in Italian or foreign companies, as well as providing those companies with strategic guidance and coordination in respect of both their industrial organization and the business activities in which they are engaged. Through its affiliates or subsidiaries, the Offeror is particularly active in the production, distribution and sale of electricity and gas, both in Italy and in international markets.
The Offeror is not subject to CMF oversight.
The Offeror has a traditional system of corporate governance and is in compliance with the legal framework applicable in Italy for companies trading their shares on stock exchanges. The organizational structure of the Offeror includes: (i) a board of directors; (ii) a board of auditors; and (iii) a shareholders’ meeting. The body responsible for the administration of the Offeror is the board of directors.
The members of the board of directors of the Offeror, all with their address for these purposes at Viale Regina Margherita 137, Rome, Italy, are as follows:
Name	RUT/C.N.I.	Position
Michele Crisostomo	Not applicable	Chairman of the Board
Cesare Calari	Not applicable	Director
Constanza Esclapon de Villenueve	Not applicable	Director
Samuel Leupold	Not applicable	Director
Alberto Marchi	Not applicable	Director
Mariana Mazzucato	Not applicable	Director
Mirella Pellegrini	Not applicable	Director
Anna Chiara Svelto	Not applicable	Director
Francesco Starace	Not applicable	Director / General Manager (CEO)
For their part, the key executives of the Offeror, all with their address for these purposes at Viale Regina Margherita 137, Rome, Italy, are as follows:
Name	RUT/C.N.I.	Position
Alberto De Paoli	Not applicable	Chief Financial Officer (CFO)
Guido Stratta	Not applicable	Head of People and Organization
Roberto Deambrogio	Not applicable	Head of Communications

Name	RUT/C.N.I.	Position
Ernesto Ciorra	Not applicable	Head of Innovation and Sustainability
Giulio Fazio	Not applicable	Head of Legal and Corporate Affairs
Silvia Fiori	Not applicable	Head of Audit
Francesca Di Carlo	Not applicable	Head of Global Procurement
Carlo Bozzoli	Not applicable	Head of Global Digital Solutions
Carlo Tamburi	Not applicable	Head of Italy
José Damián Bogas Gálvez	Not applicable	Head of Iberia
Maurizio Bezzeccheri	26.490.357-2	Head of Latin America
Salvatore Bernabei	Not applicable	Head of Global Power Generation — Head of Africa, Asia and Oceania
Simone Mori	Not applicable	Head of Europe
Enrico Viale	Not applicable	Head of North America
Antonio Cammisecra	Not applicable	Head of Global Infrastructure and Networks
Claudio Machetti	Not applicable	Head of Global Energy and Commodity Management
Francesco Venturini	Not applicable	Head of Enel X
The Offeror has direct or indirect ownership interests in the following companies overseen by the CMF:
•
Enel Américas S.A., directly, as holder of 65% of its share capital;

•
Enel Chile S.A., directly, as holder of 64.9% of its share capital;

•
Enel Generación Chile S.A., indirectly through Enel Chile S.A., as holder of 93.55% of its share capital;

•
Enel Distribución Chile S.A., indirectly through Enel Chile S.A., as holder of 99.09% of its share capital;

•
Enel Transmisión Chile S.A., indirectly through Enel Chile S.A., as holder of 99.09% of its share capital;

•
Empresa Eléctrica Pehuenche S.A., indirectly through Enel Generación Chile S.A., as holder of 92.65% of its share capital.

•
Enel Colina S.A., indirectly through Enel Distribución Chile S.A. and Enel Chile S.A., as holder of 100% of its share capital;

•
Empresa de Transmisión Chena S.A., indirectly through Enel Transmisión Chile S.A. and Enel Colina S.A., as holders of 100% of its share capital; and

•
Enel Green Power Chile S.A., directly and indirectly through Enel Chile S.A., as holder of 100% of its share capital (other than own shares held by Enel Green Power Chile S.A.).

In addition, the information relating to the Offeror’s shareholdings in other companies and the identification of the Offeror’s related persons is detailed in the list contained in the Annex to this Prospectus.
Major shareholders of the Offeror.
The shareholding structure of the Offeror is dispersed and does not have a controlling shareholder de jure.

As of the date of this Prospectus, based on the register of shareholders of the Offeror, the communications sent to the Commissione Nazionale per le Società e la Borsa (CONSOB) (the Italian public authority responsible for regulating the Italian financial market) and to the Offeror in accordance with the provisions of Article 120 of the consolidated Italian financial law and regulations for issuers issued by CONSOB and adopted in resolution number 11971/1999, as well as other available information, the shareholders with a participation in the share capital of the Offeror greater than 3% are as follows:
Shareholders	% of share capital	% of shares with voting rights
Ministry of Economy and Finance of Italy	23.585%	23.585%
BlackRock Inc.	5.000%	5.000%
Capital Research and Management Company	5.03%	5.03%

ECONOMIC AND FINANCIAL BACKGROUND OF THE OFFEROR
Main Activities and Businesses.
Enel S.p.A. is an Italian utility company with multinational operations, whose main business is the production, distribution and sale of electricity, focusing mainly on Europe and Latin America. Enel operates in 32 countries across five continents, producing energy through managed installed capacity of 87 GW, including more than 47 GW from renewable sources, making Enel the largest private renewable energy operator in the world. Enel is the largest network operator, distributing electricity to more than 74 million end-users. With almost 70 million customers worldwide, Enel has the largest customer base among its European competitors. Enel is listed on the “Mercato Telematico Azionario”, organized and managed by Borsa Italiana S.p.A.
Financial Information.
Set out below is consolidated financial information of the Offeror for the years ended December 31, 2019 and 2018, respectively, prepared based on the balance sheet and income statement for each period. In addition, since as at the date of this Prospectus the information as at December 31, 2020 has not yet been finalized, audited and approved, the information available as at September 30, 2019 and 2020, prepared based on the balance sheet and income statement for each period, is set out below:
Consolidated Balance Sheet (in millions of €)
	Dec-2019	Dec-2018	Sep-2020(1)	Sep-2019(1)
Total current assets	36,804	36,575	33,838	36,050
Total non-current assets	134,622	128,849	129,311	133,910
Total assets	171,426	165,424	163,149	169,960
Total current liabilities	40,491	40,755	40,398	39,061
Total non-current liabilities	83,997	76,817	79,337	83,068
Total shareholders’ equity	46,938	47,852	43,414	47,831
Total liabilities and shareholders’ equity	171,426	165,424	163,149	169,960

Consolidated Income Statement (in millions of €)
	Dec-2019	Dec-2018	Sep-2020(1)	Sep-2019(1)
Total revenue	80,327	75,575	48,050	59,332
Total costs	72,716	66,207	40,523	52,107
Net Income/(Expense) from commodity risk management	-733	532	-552	-3,026
Operating profit	6,878	9,900	6,975	4,199
Financial Income	2,566	1,699	1,720	2,009
Income before taxes	4,312	8,201	5,255	2,190
Income taxes	836	1,851	1,576	647
Net Income	3,476	6,350	3,679	1,543
Attributable to shareholders of the Parent Company	2,174	4,789	2,921	813
Attributable to non-controlling interests	1,302	1,561	758	730
Earnings per share (€/share)	0.21	0.47	0.29	0.08

(1)
Not yet audited

Financial Ratios (in millions of €)
	Unit	Dec-2019	Dec-2018	Sep-2020(1)	Sep-2019(1)
Liquidity
Current Liquidity	Times	0.91	0.90	0.84	0.92
Debt
Short-Term Debt to Total Liabilities	%	12.0%	12.5%	17.9%	14.3%
Long-Term Debt to Total Liabilities	%	88.0%	87.5%	82.1%	85.7%
Return
Return on equity	%	7.4%	13.3%	8.5%	3.2%
Return on assets	%	2.0%	3.8%	2.3%	0.9%

(1)
Not yet audited

Listing on Stock Exchanges.
The Offeror’s shares are traded on the Italian regulated market for financial instruments called “Mercato Telematico Azionario”, organized and managed by Borsa Italiana S.p.A.

PREVIOUS RELATIONS BETWEEN THE OFFEROR AND ENEL AMÉRICAS
Ownership.
The Offeror currently holds 49,456,102,073 Shares in Enel Américas, representing 65% of its share capital, being its direct controlling shareholder.
Manner and time period in which the Offeror acquired its shares in Enel Américas.
Since 2009, the Offeror has been the controlling shareholder of Enel Américas. Through corporate reorganizations of its activities in Iberia and Latin America in 2014, the reorganization of its Latin American business in 2016 to group its Chilean and foreign businesses in Argentina, Brazil, Colombia and Peru by geographic focus and an internal merger in 2017, Enel became the direct owner of 51.8% of Enel Américas.
Starting in October 2018, Enel entered into a series of share swap transactions with a financial institution in order to increase its ownership percentage of Enel Américas. As a result of these transactions, Enel increased its stake in Enel Américas to 56.8% in April 2019.
During 2019, Enel Américas carried out a capital increase that included preemptive rights offering periods to subscribe for its Shares and ADSs. Pursuant to such pre-emptive offers, Enel subscribed for 10,933,860,086 Shares through the exercise of pre-emptive subscription rights at a price of approximately US$0.16 per share. Following the completion of the preemptive rights offering, Enel directly owned 57.26% of Enel Américas.
Between June 2019 and August 2020, Enel entered into a series of additional share swap transactions with a financial institution to increase its ownership percentage of Enel Américas. By virtue of these acquisitions, Enel reached 65.00% ownership of Enel Américas.
Significant relationships.
This Offer is made in the context of the process of the acquisition of assets and liabilities through the merger by incorporation of EGP Américas into Enel Américas, and a Public Offer for the Acquisition of Shares (OPA) to be made by the Offeror, in order to acquire up to 7,608,631,104 Shares issued by Enel Américas held by the minority shareholders of the latter. The Merger was approved at the Extraordinary Shareholders’ Meeting of Enel Américas on December 18, 2020. The minutes of the aforementioned Extraordinary Shareholders’ Meeting are recorded in a public deed dated January 20, 2021, granted at the Santiago Notary Public’s Office of Mr. Iván Torrealba Acevedo, an extract of which was registered in the Commercial Register of the Santiago Real Estate Registry on page 9,902 No. 4,469, corresponding to the year 2021, and was published in the Official Gazette on February 3, 2021.
The purpose of the Merger is the integration by Enel Américas of the business, shareholdings, assets and liabilities associated with non-conventional renewable energy generation projects in Central and South America (except Chile) (the “Latin American NCRE Business”) that were owned by the Italian company Enel Green Power S.p.A.
The intention to initiate and evaluate the Merger process was disclosed by means of an “essential fact” dated September 21, 2020. The specific terms and conditions of the Merger, of the stages that comprise it, as well as the conditions to which the effectiveness of each of its stages is subject, are described in the document entitled “Terms and Conditions of the Merger”, available for consultation by shareholders and the market in general on the websites of Enel Américas (www.enelamericas.com). The document entitled “Terms and Conditions of the Merger” was approved by the shareholders of Enel Américas, as indicated below.
As agreed at the Extraordinary Shareholders’ Meeting of Enel Américas that approved the Merger, the Merger was subject to the fulfilment of the following conditions precedent:
(a)
That the shareholders of Enel Américas have approved the Merger as a Related Party Transaction, the Merger and the amendment of the bylaws as a result of which the provisions of Title XII of Decree-Law No. 3,500 of 1980 shall cease to be applicable to the company, eliminating all the corresponding limitations and restrictions and, in particular, the limitation that a shareholder may not hold more than 65% of the voting capital in Enel Américas, with the quorums established for each case by Law No. 18,046 on Corporations (“Corporations Act”) and the Enel Américas bylaws;
(b)
That the partial spin-off of Enel Green Power S.p.A. should take effect in accordance with Italian law;

(c)
That the international merger by incorporation of the Italian company Enel Rinnovabili SRL into the Chilean company EGP Américas is approved by the shareholder of EGP Américas and Enel Rinnovabili SRL, and that it take effect in accordance with Chilean and Italian law, with the document entitled “Deed of Effectiveness of the International Merger” being executed for these purposes;

(d)
That the right of withdrawal that may be exercised by the shareholders of Enel Américas in connection with the Merger does not exceed 10% of the shares issued with the right to vote by said company;

(e)
That the Shareholders’ Meeting of EGP Americas has approved the Merger;

(f)
There is no judicial or administrative ruling or resolution aimed at, or claim, action or proceeding that is pending and that can reasonably be expected to result in: (i) prohibiting or materially preventing the Merger or any of the other actions that comprise the Merger transaction; or (ii) imposing material limitations on Enel Américas when exercising all property rights over the assets of EGP Américas that are assigned to Enel Américas pursuant to the Merger; (iii) imposing limitations on Enel Américas to continue developing or operating any of the projects owned by EGP Américas on the date of the Merger; and in general any other action by a court, superintendence, service or other competent authority that results in any of the consequences indicated in (i) to (iii) above; and

(g)
That the authorizations and consents and/or registrations that by law or contract must be obtained or made for the Merger to be effective have been obtained or made, whether in Italy, Chile or in any other jurisdiction in which such authorization, consent or registration is required to be obtained for the effectiveness of the Merger, including, but not limited to, those authorizations, consents and registrations set out in Schedule 5.3.1(g) to the document entitled “Terms and Conditions of the Merger”. In any event, such authorizations, consents and/or registrations shall constitute a condition precedent to the effectiveness of the Merger only to the extent that the absence of such authorizations, consents and/or registrations would have a material adverse effect on the Merger.

According to the minutes of the Extraordinary Shareholders’ Meeting of Enel Américas that approved the Merger, the condition set out in letter (b) above was already fulfilled at the time of holding that meeting. Enel Américas reported the compliance with the remaining conditions by means of “essential facts” dated December 21, 2020, January 21, 2021, February 1, 2021 and March 5, 2021. Likewise, by means of an “essential fact” dated March 5, 2021, Enel Américas disclosed that Enel Américas and EGP Américas on the same date executed a single public deed of declaration, evidencing the fulfilment of each and every one of the conditions precedent to which the effectiveness of the Merger was subject (the “Public Deed of Compliance with the Conditions of the Merger”), and that the Merger will therefore take effect on April 1, 2021, that is to say, on the first day of the month following the date on which the Public Deed of Compliance with the Conditions of the Merger was granted, as approved by the aforementioned extraordinary shareholders’ meeting of Enel Américas, and that on April 1, 2021, together with the Merger, the amendment to the bylaws of Enel Américas approved at that meeting shall take effect, consisting of the elimination of the limitations and restrictions established in the bylaws by the application of Title XII of Decree-Law No. 3,500 of 1980, and in particular, the limitation that a shareholder may not hold more than 65% of the voting capital in Enel Américas.
Previous communications in relation to the Offer.
In a letter dated September 21, 2020, the Offeror advised that its board of directors received favorably Enel Américas’ proposal regarding the possible integration into Enel Américas of Enel’s Latin American NCRE Business, which should be carried out under the following conditions: (i) the integration must necessarily be carried out at market values and taking into account future developments in the sector; (ii) the integration takes place through a transaction such as a merger; and (iii) that, in order for the merger to be viable, the shareholding concentration limit set out in Enel Américas’ bylaws be eliminated.
By virtue of the communication received from the Offeror referred to in the preceding paragraph, the Board of Directors of Enel Américas, at an ordinary meeting of shareholders held on September 21st, unanimously agreed by its members to formally commence the Merger aimed at the acquisition by Enel Américas of Enel’s Latin American NCRE Business.
Subsequently, the board of directors of Enel Américas, in an ordinary meeting held on November 26th, unanimously agreed to update the document entitled “Terms and Conditions of the Merger” with regard to the completion of the conditions precedent for the materialization of the merger and the preservation of value between the merging companies.
Finally, by means of an extraordinary shareholders’ meeting held on December 18, 2020, the shareholders of Enel Américas resolved, among other matters, (i) to approve, in accordance with the terms of Title IX of the Corporations Act and paragraph 3 of Title IX of the Corporations Regulation, the Merger; (ii) to approve, pursuant to the terms of Title XVI of the Corporations Act, the Merger as a Related Party Transaction; and (iii) approve the following amendments to the Enel Américas bylaws: (a) eliminate the limitations and restrictions established in the bylaws by the application of Title XII of Decree-Law No. 3,500 of 1980, and in particular, the limitation that a shareholder may not hold more than 65% of the voting capital in Enel Américas; (b) reflect the resolutions relating to the Merger, replacing for such purposes Articles Five and the First Transitional Article of the bylaws; and (c) issue a consolidated text of the bylaws of Enel Américas incorporating the aforementioned amendments.
As a result of the Merger approved in accordance with the aforementioned terms, the Offeror shall receive 31,195,387,525 Enel América shares, increasing its interest in said company by approximately 10.2% to approximately 75.2%.

AIM OF THE OFFER AND BUSINESS PLAN
Aim of the Offer.
It is the Offeror’s intention to acquire under this Offer and under the U.S. Offer an aggregate amount of up to 7,608,631,104 of the shares comprising the current share capital of Enel Américas, pro rated to the number of shares that each of the acceptors of both Offers agrees to sell, for this purpose applying the pro rata factor described below in the Section “Shares; Markets; Amount; Proration” of this Prospectus.
The Offer is made in the context of the Merger process described in the Section “Prior Relationships between the Offeror and Enel Américas — Significant Relationships” in this Prospectus. By virtue of the structure of this Offer, the Offer is intended to offer Enel Américas shareholders the opportunity to sell their shares at a price in excess of $109.79 per share that, in accordance with the law, Enel Américas offered to shareholders who decided to exercise their withdrawal rights in connection with the Merger transaction.
Business Plan
In view of the fact that the Offeror is already the controlling shareholder of Enel Américas, this Prospectus does not include a business plan for the next 12 months projected by the Offeror for Enel Américas and its subsidiaries.
Notwithstanding the foregoing, the Offeror declares that it intends to maintain, at least within the next 12 months, the registration of Enel Américas in the Securities Register of the CMF and that the shares of Enel Américas will continue to be publicly traded.
Agreements with Shareholders
Except as indicated in the Section “Previous Relationships between the Offeror and Enel Américas — Significant Relationships” and “Previous Relationships between the Offeror and Enel Américas — Previous Contacts” in this Prospectus, the Offeror has no other agreements with the shareholders of Enel Américas to participate with equal interest in such company, nor a commitment to negotiate that in the future.

CHARACTERISTICS OF THE OFFER
Total Amount of the Transaction
The total amount of the Offer is $1,065,208,354,560 (one trillion, sixty-five billion, two hundred and eight million, three hundred and fifty-four thousand, five hundred and sixty pesos) in the event of the acquisition of 7,608,631,104 (seven billion, six hundred and eight million, six hundred and thirty-one thousand, one hundred and four) Shares issued by Enel Américas (including those in the form of ADSs), at a rate of $140 for each Enel Américas Share sold under the Offer, payable in pesos, the Chilean legal tender, and in its U.S. dollar equivalent in respect of the U.S. Offer.
Shares; Markets; Amount; Proration
The Offer is for up to 7,608,631,104 of the issued, currently subscribed and paid for shares of Enel Américas, which as of the date of publication of the Notice of Commencement amount to a total of approximately 10% of the subscribed and paid-up shares of Enel Américas.
The Offer is made in Chile. Together, pursuant to the Exchange Act and considering that the ADSs representing Shares are registered with the U.S. Securities and Exchange Commission and are traded on the New York Stock Exchange (NYSE), the Offeror will make the Offer in the US to acquire up to the same maximum amount (i) of the Shares held by shareholders in the US and (ii) of the ADSs, wherever the ADS holders reside, all in accordance with the rules applicable to “Tier II” Offers under Regulation 14d-1(d) of the Exchange Act.
In the event that the number of Shares included in the acceptances, taking into account both acceptances under the Offer and under the U.S. Offer, should exceed the number of 7,608,631,104 Shares (including those in the form of ADSs), the Offeror will purchase the offered Shares pro rata to the number of Shares offered for sale by each of the accepting shareholders, applying the proration factor resulting from the following formula: the number of Shares offered to be acquired by the Offeror (7,608,631,104 Shares) will be divided by the number of Shares resulting from the sum of (a) the total number of Shares to be accepted for sale under the Offer, and (b) the total number of Shares held by shareholders in the US and Shares represented by ADSs which their respective holders agree to sell under the U.S. Offer. Consequently, in that event, the number of Shares to be acquired from each of the acceptors under the Offer will correspond to the result of multiplying the number of shares that the respective acceptor has agreed to sell in the Offer by the factor resulting from the formula described above, with the acquisition being made only for the whole number of shares resulting from the formula indicated above.
Offer period
The Offer has a term of 30 calendar days, commencing on March 15, 2021 at 9:30 a.m. and expiring on April 13, 2021 at 5:30 p.m.
The Offeror reserves the right to extend the Offer period pursuant to Article 205 of the Securities Market Law. If the Offeror extends the Offer period, it shall inform the interested parties of such extension by means of a notice to be published no later than the day before the Expiration Date in the newspapers El Mercurio and El Mostrador.
Date and Newspapers for Publication of the Notice of Results
The Offeror shall communicate the result of the Offer by means of the Notice of Results to be published by the Offeror on the third day after the Expiration Date.Accordingly, the Notice of Outcome must be published on April 16, 2021.
The Notice of Results will contain the total number of Shares offered for sale and acquired by the Offeror, the proration factor and the percentage ownership of the Offeror to be reached as a result of the Offer.
The publication of the Notice of Results will be made in the same newspapers in which the Notice of Commencement of the Offer was published, that is, in the newspapers El Mercurio and El Mostrador.

Recipients
The Offer is addressed to all shareholders of Enel Américas who hold fully subscribed and paid for shares in Enel Américas during the Offer period. Such Shares must comply with the provisions of the Section “Procedure for Acceptance of the Offer — Status of Offered Shares” in this Prospectus.
Materialization System
The transaction will occur on the stock exchange, through the Firm Offer Package System (Sistema de Ofertas a Firme en Bloque) of the BCS, in accordance with the rules and procedures established by the CMF, available at BCS’ trading terminals from Monday to Friday, excluding public holidays, and whose hours for submission of acceptance orders of the Offer to the Firm Offer Package System is from 9:30 a.m. to 6:30 p.m., except on the last day of the Offer period, when it will close at 5:30 p.m. (“the Stock Market Opening and Closing Hours”). Persons wishing to sell their shares to the Offeror in connection with the Offer must submit their acceptances within the Offer period in the manner set out in the Section “Procedure for Acceptance of the Offer” in this Prospectus.
The acquisition of the Shares by the Offeror will occur on the date of publication of the Notice of Results. Pursuant to the provisions of Article 212 of the Securities Market Law, the date of the acceptances and of the formalization of each disposal of securities will be the date of publication of the aforementioned Notice of Results. The settlement of the transaction shall occur on a bilateral basis.
Upon receipt and review of the documentation indicated in the Section “Procedure for Acceptance of the Offer” in this Prospectus with regard to the Shares of each shareholder, the Offeror or the Administrator of the Offer, as the case may be, shall proceed to request the registration of such shares in the name of the Offeror in the Register of Shareholders of Enel Américas (“Register of Shareholders”), which is administered by DCV Registros S.A. The foregoing shall be without prejudice to the right of withdrawal of each shareholder provided for in the Section “Right of Withdrawal” in this Prospectus.

PRICE AND PAYMENT TERMS
Price.
The price to be paid under the Offer is $140 for each Enel Américas Share, payable in Chilean pesos, the Chilean legal tender.
Control Premium.
This Offer is not aimed at acquiring control of Enel Américas, since the Offeror is currently the controller of Enel Américas.
Notwithstanding the foregoing, it is hereby stated for the record that the control premium, calculated in accordance with Article 199 of the Securities Market Law, amounts to 22.2% considering a market price of the Share of $114.58, considering April 16, 2021 as the date on which the acquisition of the Shares would take place.
To reference the trading prices of Enel Américas shares on the Santiago Stock Exchange — Securities Exchange and Chilean Electronic Exchange, Securities Exchange during the last 2 years, please refer to the Section “Market Price of the Shares” in this Prospectus.
Method of Payment.
The Offer price will be paid in pesos, the local currency in Chile, as follows:
(i)
To shareholders who have indicated their intention to participate in the Offer by virtue of sell orders submitted to the Administrator of the Offer, by electronic transfer of funds to the account indicated by each shareholder at the time of submitting their acceptance of the Offer to the Administrator of the Offer. In the event that a shareholder does not indicate a current account at the above-mentioned time, payment shall be made by means of a non-endorsable bank demand draft or a nominative check made out to the respective shareholder.

(ii)
To shareholders who expressed their intention to participate in the Offer by virtue of sell orders submitted to securities dealers other than the Administrator of the Offer, by electronic transfer to the bank accounts indicated by such securities intermediaries.

The price shall not accrue any adjustment or interest.
Time and Place of Payment.
The price for the acquired Shares will be paid on the second business day following the publication of the Notice of Results, that is, on April 20, 2021.
The corresponding price will be paid by electronic transfer in the name of the shareholder or the participating broker, as the case may be, or, if no account has been indicated in the manner described above in this Prospectus, by means of a non-endorsable bank demand draft or a nominative check issued in the name of the respective shareholder or the participating broker, as the case may be, which will remain at their disposal and may be collected from the offices of BTG Pactual Chile S.A. Corredores de Bolsa located at Avenida Costanera Sur N°2730, 23rd Floor, Las Condes, Santiago, from Monday to Thursday between 9:00 a.m. and 5:30 p.m. and Friday between 9:00 a.m. and 4:00 p.m., except on public holidays.

PROCEDURE FOR ACCEPTING THE OFFER
State of the offered shares
The accepted Shares shall be registered in the name of the acceptor or its participating broker in the Shareholders Registry of the Company, duly subscribed and paid for and free of encumbrances, prohibitions, liens, litigation, injunctions, conditions precedent or subsequent, preferential rights of third parties, any in rem or personal right in interest of third parties contrary to the Offeror rights and, in general, of any other circumstances which may limit or hinder their free assignment, transfer or domain (the “Encumbrances”).
Formalities for the acceptance of the Offer and documents required.
Those shareholders of Enel Américas accepting the Offer shall indicate the same only during the valid term or its relevant extension, via a written sale order, subject to the terms and conditions of the Offer, which such shareholder must deliver directly to the Offer Administrator at its offices located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago, Chile at the times indicated in the Chilean Prospectus or at the offices of any other participating broker, from Monday to Friday, within the Stock Market Opening and Closing Hours.
The shareholder delivering his or her written acceptance of the Offer shall simultaneously execute a custodian transfer for the totality of the Shares subject to the Offer that such shareholder is willing to sell, in favor of the Offer Administrator, or in favor of the facilitating broker, as applicable, who shall make the necessary arrangements to take into custody the Shares subject to the Offer and, in the case of brokers other than the Offer Administrator, deliver them to the Offer Administrator in the terms of the Offer.
Likewise, each shareholder shall deliver to the Offer Administrator, or to the relevant participating broker, the following documents:
(i)
Original título(s), or share certificates, for the tendered Shares of Enel Américas in their possession, or a certificate issued by the Share Department of Enel Américas (DCV Registros S.A., Avenida Los Conquistadores 1730, 24th Floor, Providencia, Santiago, Chile, telephone 56-22393-9000), certifying that the título(s), or share certificates, have not been issued or that they are deposited with the Depósito Central de Valores S.A., Securities Depository;

(ii)
A certificate issued by the Share Department of Enel Américas (DCV Registros S.A., Avenida Los Conquistadores 1730, 24th Floor, Providencia, Santiago, Chile, telephone 56-22393-9000), issued no later than 10 (ten) days from the date of delivery to the Offer Administrator or the relevant participating broker certifying that in its records the Shares are not affected by any Encumbrance and therefore the Shares may be registered under the name of the Offer Administrator or the relevant participating broker;

(iii)
A copy of both sides of the identity card of the shareholder or its representative, or of the legal representative of the shareholder if the shareholder is a legal entity, which original shall be provided at the moment of executing the acceptance. The copy must be certified as a true copy by a public notary or checked by the Office Administrator or the corresponding participating broker;

(iv)
Original or authorized copy of the valid power of attorney with which the representatives act on behalf of the shareholders, which shall contain sufficient representative authority, granted or authorized by a notary public; and

(v)
Authorized copy of all the legal documents of the shareholders which are legal entities, including its formation documents and amendments thereto, and existing authorizations and other pertinent resolutions, as well as an authorized copy of all the documents evidencing the legal capacity of its representatives, dated no more than 60 days from the date of delivery.

Additionally, the acceptor shall complete and sign a client form (pursuant to Section II.1 of General Rule No. 380 of the CMF), if that shareholder has not signed one before with the Offer Administrator or the respective participating broker, in accordance with the relevant CMF regulations.

The documents required for shareholders to accept the Offer will be delivered to the Share Department of Enel Américas (DCV Registros S.A., Avenida Los Conquistadores No. 1730, 24th Floor, Providencia, Santiago, Chile, tel. no. 56-22393-9000) for registration of the Shares sold in the Offer under the name of the Offer Administrator.
If a transfer of Shares is objected to for any legal reason for failure to comply with the terms and conditions of this Offer, and the objection is not remedied within the term of the Offer, the respective acceptance will be automatically cancelled and deemed as never made. In such cases, the Administrator of the Offer or the respective participating broker shall immediately return to the shareholder the share certificates and any other documents delivered, and those shareholders shall not be entitled to any kind of indemnification, payment or reimbursement, nor shall the same imply an obligation or responsibility of the Offeror, its proxies, agents, advisors or representatives.
Participating brokers other than the Offer Administrator shall take into their respective custody the relevant Shares and, as the case may be, shall formulate one or more acceptances to the Offer Administrator in the terms indicated in this section, which shall be delivered jointly with the other documents identified herein. It is the responsibility of each participating broker to verify the existence and accuracy of the documents mentioned in this Section, with respect to its customers.
The administrators of pension funds and mutual funds, for the funds administered by them, as well as the other institutional investors who are required to maintain their investments in their name until the sale of the same, who decide to participate in the Offer hereunder, shall be governed by the procedures and mechanisms provided in the applicable regulations and shall deliver the acceptance of the Offer to the Offer Administrator’s office, during the valid term of the Offer or its extension, it not being necessary for them to deliver a share transfer nor the delivery of titles mentioned in number (i) above. In any event, such documents shall be delivered jointly to the Offer Administrator with the payment of the corresponding institutional investor of the price for the Shares sold in this process.
Return of Shares.
In the event that the Offer expires by reason of the occurrence of a Ground for Expiration to which the Offer is subject, the Shares tendered under the Offer, as well as all the other documents required for acceptance and the executed transfer document shall be made immediately available to the tendering shareholders, or to their respective participating brokers at the offices of the Offer Administrator stated in this Prospectus, without generating any right to an indemnification, payment or reimbursement for the shareholders that have accepted the Offer, nor shall the same imply an obligation or responsibility of the Offeror, its proxies, agents, advisors, or representatives.

GROUNDS FOR EXPIRATION OF THE OFFER
Pursuant to Article 210 of the Securities Market Law, the Offeror subjects the Offer to the conditions set out below (the “Grounds for Expiration”), which, if any occur during the Offer period, shall entitle the Offeror to consider the Offer lapsed and revoked on the Expiration Date.
THE FOLLOWING SHALL BE GROUNDS FOR EXPIRATION:
(a)   IF THE MERGER OF EGP AMÉRICAS INTO ENEL AMÉRICAS HAS NOT BECOME EFFECTIVE, IN ACCORDANCE WITH THE TERMS APPROVED AT THE EXTRAORDINARY SHAREHOLDERS’ MEETINGS OF ENEL AMÉRICAS AND EGP AMÉRICAS HELD ON DECEMBER 18, 2020; AND
(b)   IF THERE IS ANY PENDING JUDGMENT OR RESOLUTION WITH THE AIM OF, OR DEMAND, ACTION OR PROCESS, WHETHER JUDICIAL OR ADMINISTRATIVE, WHICH COULD REASONABLY BE EXPECTED TO: (I) PROHIBIT OR MATERIALLY IMPEDE THE IMPLEMENTATION OF THE OFFER; (II) IMPOSE MATERIAL LIMITATIONS ON THE OFFEROR TO ACQUIRE SHARES OF ENEL AMÉRICAS, INCLUDING ANY MATERIAL RESTRICTION WITH RESPECT TO THE MERGER AND/OR THE AMENDMENT OF ENEL AMÉRICAS’ BYLAWS OR (III) IMPOSE MATERIAL LIMITATIONS ON THE OFFEROR’S EFFECTIVE EXERCISE OF ALL PROPERTY RIGHTS OVER THE ENEL AMÉRICAS SHARES, INCLUDING THE RIGHT TO VOTE SUCH SHARES, AND IN GENERAL ANY OTHER ACTION BY A COURT, DEPARTMENT OR OTHER COMPETENT AUTHORITY RESULTING IN ANY OF THE EFFECTS LISTED IN CLAUSES (I)  – (III) ABOVE.
The aforementioned conditions have been established for the sole benefit of the Offeror, who may waive them at its sole discretion at any time prior to the publication of the Notice of Results.
Should any of the Grounds for Expiration occur during the Offer period, and with the Offeror not having waived it, the Offeror shall disclose the fulfilment of such Ground for Expiration by publishing a notice in the same newspapers in which the Notice of Commencement was published. Such publication shall be made within 3 days following the occurrence of any of the events indicated in the respective Ground for Expiration and, in any event, no later than the day after the Expiration Date.
In the event that the Offer is revoked in accordance with the terms of this Prospectus, Shares surrendered by shareholders who have accepted the Offer will be returned in the manner set out in the preceding Section “Procedure for Acceptance of the Offer — Devolution of Shares” in this Prospectus.

RIGHT OF WITHDRAWAL
Pursuant to Article 211 of the Securities Market Law, shareholders who have accepted the Offer may withdraw their acceptance, in whole or in part, up until the expiration of the Offer period, that is, until the Expiration Date, by means of a written communication delivered by the shareholder or the participating broker acting on their behalf, at the offices of the Administrator of the Offer, during the Stock Market Opening and Closing Hours.
Once the above-mentioned communication has been delivered in due time and form to the Administrator of the Offer, the letter of acceptance, the documents attached thereto and the transfers signed by the shareholder at the time of accepting the Offer shall be returned to the shareholder or participating broker involved, as the case may be.
Likewise, in accordance with Article 212 of the Securities Market Law, the shareholders who have accepted the Offer may withdraw their acceptance if the Offeror does not publish the Notice of Results on the third day following the expiration of the Offer period, in accordance with the provisions of the first paragraph of the aforementioned article. In any case, the Offeror’s declaration may not be granted more than 15 days after the Expiration Date. If this does not occur, it shall be understood that the Offeror has committed a serious breach of its obligations.
Finally, it is noted that in the event that any shareholder should withdraw their acceptance in the manner set out in this Section, the respective Shares will be returned to them as soon as they give written notice of their withdrawal.

FINANCING OF THE OFFER AND GUARANTEE
Financing of the Offer
The Offeror shall finance the Offer with the Offeror’s own resources, as well as with resources committed to the Offeror from available credit lines. Consequently, the validity of the Offer is not conditional on obtaining any financing.
Guarantees
The Offer does not contemplate the existence of any guarantee under the terms of Article 204 of the Securities Market Law.

ADMINISTRATOR OF THE OFFER AND INDEPENDENT ADVISORS TO THE OFFEROR
Administrator of the Offer
The Offeror shall act, for all purposes of the Offer, through BTG Pactual Chile S.A. Corredores de Bolsa, in the line of business indicated by its name (stock brokers), RUT No. 84.177.300-4 located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago.
For these purposes, the Administrator of the Offer is vested with the following powers: (i) act as the agent of the Offeror in the Offer; (ii) receive acceptances made by shareholders; (iii) answer any queries raised regarding the mechanisms and conditions of the Offer; (iv) make transfers in trust; (v) deposit the shares it receives in the Central Securities Depository, Securities Depository; (vi) reject acceptances that do not comply with the requirements set out in the Offer; and (vii) in general, any and all activities that are necessary to bring the transaction to fruition.
Independent Advisors to the Offeror
In formulating its Offer, the Offeror has been advised by the following independent professionals:
(i)
BTG Pactual Chile S.A. Corredores de Bolsa, in the line of business indicated by its name (stock brokers), RUT No. 84.177.300-4 located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago.

(ii)
Cariola Díez Pérez-Cotapos SpA, law firm, RUT No. 79.589.710-0, located at Avenida Andrés Bello 2711, 19th Floor, Las Condes, Santiago.

RISK FACTORS AND MARKET INFORMATION
Risk Factors.
In the Offeror’s opinion, given the method of payment of the price in cash, there are no risks linked to the Offer.
Impact of the Offer on the Shares.
Shareholders who have not accepted this Offer may trade their Enel Américas shares on the country’s stock exchanges for as long as they remain listed on those exchanges. The current market price of the shares may, however, be influenced by the fact that the Offeror has publicly announced its decision to launch the Offer. It is therefore uncertain whether the share price will remain at its previous level, or whether it will increase or decrease after the Offer is executed.
The execution of the Offer is likely to cause a reduction in the free float of Enel Américas shares. Therefore, it is expected that after the execution of the Offer, the supply and demand for shares, and therefore also their liquidity, may decrease. Lower liquidity could lead to greater fluctuations in share prices and requests to buy and sell shares may not be executed in a timely manner, or at all.
Market Price of the Shares.
Enel Américas shares are traded on the Santiago Stock Exchange — Securities Exchange and Chilean Electronic Exchange, Securities Exchange. Set out below is stock market information relating to traded prices and volumes (in currency of each date) of Enel Américas shares during the 2-year period as described below:
Santiago Stock Exchange — Securities Exchange:
DATE	VOLUME TRADED (no. of shares)	SUM TRADED (M$)	CLOSING PRICE ($)
Mar-2019	1,597,193,635	188,773,082,522	120.98
Apr-2019	2,861,505,712	334,520,822,830	118.85
May-2019	1,503,968,314	165,971,287,255	113.00
Jun-2019	902,463,939	104,839,054,125	119.51
Jul-2019	1,980,977,822	231,673,603,632	116.16
Aug-2019	2,161,323,371	250,635,006,332	118.20
Sep-2019	2,057,499,808	259,490,553,718	133.50
Oct-2019	2,471,882,158	339,113,251,199	138.50
Nov-2019	2,794,861,026	412,187,124,521	154.44
Dec-2019	1,738,729,183	283,776,601,847	167.00
Jan-2020	1,752,053,584	289,477,523,791	157.70
Feb-2020	1,740,469,228	259,455,694,967	137.00
Mar-2020	2,990,507,806	354,573,856,675	104.60
Apr-2020	5,628,531,984	745,290,682,462	137.00
May-2020	4,057,018,649	505,402,821,008	116.50
Jun-2020	4,582,849,230	582,684,280,688	124.00
Jul-2020	1,907,572,526	234,137,148,204	117.46
Aug-2020	3,251,033,596	369,904,901,034	111.87
Sep-2020	2,106,751,389	230,874,335,877	102.00
Oct-2020	1,848,963,705	194,714,542,544	102.60
Nov-2020	1,653,110,560	186,094,412,784	110.60

DATE	VOLUME TRADED (no. of shares)	SUM TRADED (M$)	CLOSING PRICE ($)
Dec-2020	1,863,254,622	215,958,388,640	116.01
Jan-2021	1,446,305,076	167,606,087,012	110.51
Feb-2021	1,446,842,177	161,465,144,411	110.15
Chilean Electronic Exchange — Securities Exchange:
DATE	VOLUME TRADED (no. of shares)	SUM TRADED ($)	CLOSING PRICE ($)
Mar-2019	44,319,865	5,202,641,382	120.35
Apr-2019	71,547,087	8,574,388,077	118.05
May-2019	20,790,924	2,298,940,973	113.19
Jun-2019	20,330,669	2,342,756,483	118.50
Jul-2019	210,382,209	24,604,932,108	116.05
Aug-2019	89,787,086	10,431,570,136	118.09
Sep-2019	20,847,645	2,604,869,888	132.53
Oct-2019	84,307,097	11,544,205,472	138.37
Nov-2019	39,492,757	5,871,586,410	154.30
Dec-2019	63,447,885	10,345,510,109	164.52
Jan-2020	47,631,510	7,755,456,440	155.63
Feb-2020	15,774,673	2,340,522,123	137.98
Mar-2020	81,191,026	9,979,737,330	104.98
Apr-2020	518,835,873	68,545,275,149	135.11
May-2020	550,861,081	72,305,586,987	119.74
Jun-2020	168,002,909	22,044,295,385	125.50
Jul-2020	271,420,283	33,608,397,556	113.61
Aug-2020	171,704,195	19,684,746,851	112.98
Sep-2020	230,581,611	25,294,174,002	101.13
Oct-2020	157,139,076	16,576,617,386	100.80
Nov-2020	114,620,541	12,806,130,668	115.74
Dec-2020	89,747,706	10,399,822,408	116.50
Jan-2021	77,162,693	9,023,430,391	111.96
Feb-2021	72,999,377	8,150,967,109	110.98
Dividends
The dividends distributed by Enel Américas during the last two years have been as follows:
Type	Amount per share ($)	Total amount ($)	Payment date
Provisional	0.711	54,116,059,725	01-29-2021
Definitive	3.856	293,376,261,369	05-29-2020
Additional	3.448	262,366,277,202	05-29-2020
Provisional	1.250	95,144,407,233	01-24-2020
Definitive	3.419	196,415,626,953	05-17-2019
Additional	1.449	83,230,464,000	05-17-2019
Provisional	0.900	51,687,774,027	01-25-2019

The information contained in the two preceding Sections has been taken from public documents and reports, which have not been independently audited or verified by the Offeror or the Administrator of the Offer, so that neither the Offeror nor the Administrator of the Offer assumes any responsibility for the veracity of such information, nor for the failure of Enel Américas or the stock exchanges to disclose facts or background information affecting it or influencing its interpretation.
From the 2017 financial year onwards, in consideration of the fact that the Extraordinary Shareholders’ Meeting of Enel Américas held on April 27, 2017 approved the change of functional currency from Chilean pesos to US dollars, dividends distributed annually are expressed in US dollars. For purposes of presenting the dividends distributed by Enel Américas in Chilean pesos, the observed dollar rate as reported by the Central Bank of Chile on the respective payment date was used.
Tax considerations for Enel Américas shareholders.
Shareholders should consult their own legal and tax advisers to verify the legal, tax and exchange consequences of participating in and accepting the Offer before deciding to offer their Enel Américas shares. Shareholders should also consult the brokers, dealers, agents, custodians or nominees through which they participate in the Offer regarding withholding tax procedures, if any, as they may vary.
Neither the Offeror nor the Administrator of the Offer shall be liable for any legal, tax or exchange impact that adversely affects the shareholders of Enel Américas who accept the Offer. Shareholders who are foreign investors should also ask their own brokers, dealers, agents, custodians or representatives for information on such entities’ procedures for withholding taxes, if any, as they may vary.

INFORMATION LOCATIONS
Copies of the Prospectus for this Offer are available for interested parties at the following locations:
(i)
At the offices of the Administrator of the Offer, located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago, from Monday to Friday, between 9:00 a.m. and 5:30 p.m., and on the website www.btgpactual.cl.

(ii)
At the Financial Market Commission, located at Avenida Libertador Bernardo O’Higgins N° 1449, Torre 1, 1st Floor, Santiago, from Monday to Friday between 9:00 a.m. and 1:30 p.m. and on its website at www.cmfchile.cl.

(iii)
At the Santiago Stock Exchange, Securities Exchange, whose offices are located at Calle La Bolsa 64, Santiago, from Monday to Friday between 9:00 a.m. and 5:30 p.m.

(iv)
At the Chilean Electronic Exchange, Securities Exchange, whose offices are located at Calle Huérfanos 770, 14th Floor, Santiago, from Monday to Friday between 9:00 a.m. and 6:00 p.m.

(v)
At the offices of Enel Américas, located at Santa Rosa No. 76, commune and city of Santiago, Metropolitan Region, from Monday to Thursday between 9:00 am and 6:00 pm and Friday between 9:00 am and 3:00 pm, except holidays, and on the website www.enelamericas.com.

Alternatively, those wishing to obtain further information may visit the offices of BTG Pactual Chile S.A. Corredores de Bolsa located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes, Santiago, or call (56 2) 25875450, Monday to Friday, between 9:00 a.m. and 5:30 p.m.
Any other information or publication relating to the Offer, including the Notice of Commencement, will be made in the newspapers El Mercurio and El Mostrador.

ANNEX TO THE PROSPECTUS
for the
PUBLIC OFFER FOR THE ACQUISITION OF SHARES
of
ENEL AMÉRICAS S.A.
by
ENEL S.p.A
Participation of the Offeror in other companies and individualization of the Offeror’s related parties
[Attached.]

Annex to the Prospectus for the Public Offer for the Acquisition of Shares of Enel Américas S.A. by Enel S.p.A.
List of Subsidiaries and Affiliates of Enel S.p.A
with a ≥ 10% participation)
No.	Name of the Company	Country	% of Ownership
1	Enel Green Power Cremzow Verwaltungs Gmbh	Germany	90
2	Enel Green Power Cremzow Gmbh & Co. Kg	Germany	90
3	Enernoc Gmbh	Germany	100
4	JuiceNet GmbH	Germany	100
5	Enel Green Power Germany GmbH	Germany	100
6	Hubject Gmbh	Germany	12.50019
7	ENEL SAUDI ARABIA LIMITED	Saudi Arabia	60
8	Enelpower Contractor And Development Saudi Arabia Ltd	Saudi Arabia	51
9	Yacylec SA	Argentina	21.66666
10	Empresa Distribuidora Sur SA – Edesur	Argentina	46.87737
11	Enel Green Power Argentina Sa	Argentina	99.99999
12	Sacme SA	Argentina	23.43868
13	Eólicas De La Patagonia Sa	Argentina	35.05324
14	Enel Trading Argentina S.R.L.	Argentina	64.99847
15	Ifx Networks Argentina S.R.L.	Argentina	20.6
16	Central Dock Sud Sa	Argentina	26.8122
17	Central Vuelta de Obligado SA	Argentina	16.53868
18	Enel X Argentina S.A.U.	Argentina	100
19	Enel Argentina SA	Argentina	64.99661
20	Ufinet Argentina S.A.	Argentina	20.6
21	Enel Generación Costanera S.A.	Argentina	49.19028
22	Enel Generación El Chocón S.A.	Argentina	42.72054
23	Inversora Dock Sud SA	Argentina	37.1421
24	Hidroinvest SA	Argentina	62.852
25	Parque Eólico Pampa Sa	Argentina	100
26	Compañía de Trasmisión del Mercosur SA – CTM	Argentina	64.99999
27	Distrilec Inversora SA	Argentina	33.47499
28	Parque Solar Cauchari Iv Sa	Argentina	99.99999
29	Transportadora De Energía SA- TESA	Argentina	64.99999
30	Bungala One Property Holding Pty Ltd	Australia	51
31	Bungala One Operations Trust	Australia	51
32	Enel Green Power Australia Pty Ltd	Australia	100
33	Enel Green Power Bungala Pty Ltd	Australia	100
34	Bungala Two Property Pty Ltd	Australia	51
35	Bungala One Operations Holding Pty Ltd	Australia	51
36	Bungala One Property Pty Ltd	Australia	51
37	Bungala One Operations Pty Ltd	Australia	51

No.	Name of the Company	Country	% of Ownership
38	Bungala One Finco Pty Ltd	Australia	51
39	Bungala Two Property Holding Pty Ltd	Australia	51
40	Enel X Australia Pty Ltd	Australia	100
41	High Street Corporation Pty. Ltd.	Australia	100
42	Enel Green Power Australia Trust	Australia	100
43	Enel Green Power Bungala Trust	Australia	100
44	Energy Response Holdings Pty Ltd	Australia	100
45	Bungala Two Property Holding Trust	Australia	50
46	Bungala Two Operations Holding Trust	Australia	50
47	Bungala One Property Holding Trust	Australia	50
48	Bungala One Operation Holding Trust	Australia	50
49	Bungala One Property Trust	Australia	51
50	Enel X Australia Holding Pty Ltd	Australia	100
51	Bungala Two Property Trust	Australia	51
52	Bungala Two Finco Pty Ltd	Australia	51
53	Bungala Two Operations Pty Ltd	Australia	51
54	Bungala Two Operations Trust	Australia	51
55	Bungala Two Operations Holding Pty Ltd	Australia	51
56	Enel Green Power Cohuna Holdings Pty Ltd	Australia	100
57	Cohuna Solar Farm Pty Ltd	Australia	100
58	Enel Energy Australia Pty Ltd	Australia	100
59	Enel Green Power Cohuna Trust	Australia	100
60	Cohuna Solar Farm Trust	Australia	100
61	Enel Green Power Girgarre Holdings Pty Ltd	Australia	100
62	Girgarre Solar Farm Pty Ltd	Australia	100
63	EGP Australia Pty Ltd	Australia	100
64	ENEL GREEN POWER BOULDERCOMBE HOLDING PTY LTD	Australia	100
65	Bouldercombe Solar Pty Ltd	Australia	100
66	Enel Green Power São Gonçalo 6 S.A. (formerly Enel Green Power Projetos 19 Sa)	Brazil	99.99999
67	Enel Green Power Ventos De Santa Angela Acl 13 S.A (new Denominação Da Enel Green Power Projetos Xvii S.A)	Brazil	100
68	Enel Green Power São Gonçalo 21 S.A. (formerly Egp Projetos Xvi)	Brazil	100
69	Enel Green Power São Gonçalo 10 S.A. (formerly Egp Projetos Xv)	Brazil	100
70	Enel Green Power Brasil Participações Ltda	Brazil	100
71	Enel Green Power Delfina D Eólica S.A.	Brazil	100
72	Celg Distribuição S.A. – Celg D.	Brazil	64.97656
73	Enel Green Power Primavera Eólica S.A	Brazil	100

No.	Name of the Company	Country	% of Ownership
74	Enel Green Power Ventos De Santa Ângela 4 S.A. (formerly Egp Projetos Seis)	Brazil	100
75	Enel Green Power Paranapanema S.A.	Brazil	100
76	Ampla Energia E Serviços S.A.	Brazil	64.82722
77	Enel Green Power Cristal Eólica S.A	Brazil	100
78	Enel Green Power Dois Riachos Eólica S.A.	Brazil	100
79	Enel Green Power Cumaru 04 S.A.	Brazil	100
80	Enel Green Power Cumaru 05 S.A.	Brazil	100
81	Enel Green Power Ventos De Santa Esperança Participações S.A. (actual name of Enel Green Power Cumaru 06 S.A.)	Brazil	100
82	Central Geradora Fotovoltaica Bom Nome Ltda	Brazil	100
83	Parque Eólico Palmas Dos Ventos Ltda	Brazil	100
84	Enel Trading Brasil S.A.	Brazil	64.99999
85	Enel Green Power Cumaru 03 S.A.	Brazil	100
86	Enel Green Power São Gonçalo 5 S.A. (formerly Egp Projetos Xiv)	Brazil	100
87	Enel Green Power Joana Eólica S.A	Brazil	100
88	Enel Green Power Desenvolvimento Ltda	Brazil	99.99999
89	Enel Green Power Morro Do Chapéu Ii Eólica S.A.	Brazil	100
90	Enel Green Power São Abraão Eólica S.A.	Brazil	100
91	Enel Tecnologia De Redes S.A.	Brazil	64.99999
92	Enel Green Power Salto Apiacás S.A (ex Enel Green Power Damascena Eólica S.A.)	Brazil	100
93	Enel Green Power Morro Do Chapéu I Eólica S.A.	Brazil	100
94	Enel Green Power Pau Ferro Eólica S.A	Brazil	100
95	Alvorada Energia S.A	Brazil	100
96	Companhia Energética Do Ceará – Coelce	Brazil	48.13318
97	Enel Green Power Emiliana Eólica S.A	Brazil	99.99999
98	Enel Green Power Delfina B Eólica S.A.	Brazil	100
99	Enel CIEN SA	Brazil	64.99999
100	Enel Green Power São Judas Eólica S.A	Brazil	99.99999
101	Enel Green Power Cabeça De Boi S.A.	Brazil	100
102	Enel Green Power Ventos De Santa Ângela 15 S.A. (formerly Egp Projetos 25)	Brazil	100
103	Enel Green Power Ventos De Santa Ângela 14 S.A. (formerly Egp Projetos Xxiv)	Brazil	100
104	Enel Green Power Ventos De Santa Ângela 11 S.A. (formerly Egp Projetos 23)	Brazil	100
105	Enelpower Do Brasil Ltda	Brazil	100
106	Apiacás Energia S.A	Brazil	100
107	Enel Green Power Pedra Do Gerônimo Eólica S.A	Brazil	100

No.	Name of the Company	Country	% of Ownership
108	Enel Green Power Volta Grande S.A. (formerly Enel Green Power Projetos I S.A.)	Brazil	64.99999
109	Enel Green Power Boa Vista Eólica S.A	Brazil	100
110	Enel Green Power Mourão S.A.	Brazil	100
111	Enel X Brasil Gerenciamento De Energia Ltda	Brazil	100
112	Enel Green Power Ventos De Santa Ângela 20 S.A. (formerly Egp Projetos 28)	Brazil	100
113	Enel Green Power Ventos De Santa Ângela 17 S.A. (formerly Egp Projetos 26)	Brazil	100
114	Enel Green Power Ventos De Santa Ângela 9 S.A. (formerly Egp Projetos 20)	Brazil	100
115	Enel Green Power Ventos De Santa Ângela 7 S.A. (formerly Egp Projetos Ix)	Brazil	100
116	Enel Green Power Cumaru 01 S.A.	Brazil	100
117	Enel Green Power Cumaru 02 S.A.	Brazil	100
118	Enel Green Power Lagoa Participações S.A. (formerly Enel Green Power Projetos 45 S.A.)	Brazil	100
119	Enel Green Power Aroeira 09 S.A (formerly Enel Green Power São Gonçalo Participações S.A)	Brazil	100
120	Enel Green Power Ventos De Santa Esperança 08 S.A.(actual name of Enel Green Power Projetos 34 Sa)	Brazil	100
121	Enel Green Power Ventos De Santa Ângela 21 S.A. (formerly Egp Projetos Xxix)	Brazil	100
122	Enel Green Power Ventos De Santa Ângela 19 S.A. (formerly Egp Projetos 27)	Brazil	100
123	Enel Green Power Damascena Eólica S.A.	Brazil	100
124	Enel Green Power São Gonçalo 3 S.A. (formerly Egp Projetos Xii)	Brazil	100
125	Enel Green Power São Gonçalo 2 S.A. (formerly Egp Projetos Xi)	Brazil	100
126	Enel Green Power Ventos De Santa Ângela 6 S.A. (formerly Egp Projetos Oito)	Brazil	100
127	Enel Green Power Ituverava Solar S.A.	Brazil	100
128	Enel Green Power Modelo II Eólica S.A.	Brazil	100
129	Enel Green Power Esperança Eólica S.A.	Brazil	100
130	Enel Green Power Ventos De Santa Ângela 5 S.A. (formerly Egp Projetos Sete)	Brazil	100
131	Socibe Energia S.A	Brazil	100
132	Enel Green Power Cachoeira Dourada SA	Brazil	64.84012
133	Enel Green Power Ventos De Santa Angela Acl 16 S.A (new name of Enel Green Power Projetos 38 S.A)	Brazil	100
134	Enel Green Power Ventos De Santa Ângela ACL 12 (formerly Enel Green Power Projetos 36)	Brazil	100
135	Central Geradora Termelétrica Fortaleza SA	Brazil	64.99999

No.	Name of the Company	Country	% of Ownership
136	Enel Green Power Ventos De Santa Ângela 3 S.A. (formerly Egp Projetos Iv)	Brazil	100
137	Enel Green Power Ituverava Norte Solar S.A	Brazil	100
138	Enel Green Power Ventos De Santa Angela Acl 18 S.A. (new name of Enel Green Power Projetos 47 S.A)	Brazil	100
139	Quatiara Energia S.A	Brazil	100
140	Enel Soluções Energéticas Ltda	Brazil	100
141	Enel Green Power Ventos De Santa Ângela 1 S.A.	Brazil	100
142	Eletropaulo Metropolitana Eletricidade De Sao Paulo S.A.	Brazil	64.99999
143	Enel Green Power Ventos De Santa Esperança 13 (actual name of Enel Green Power Projetos 33 S.A.)	Brazil	100
144	Primavera Energia S.A	Brazil	100
145	Enel X Brasil S.A.	Brazil	64.99999
146	Enel Green Power Zeus II – Delfina 8 S.A.	Brazil	99.99999
147	Enel Green Power Horizonte Mp Solar S.A.	Brazil	100
148	Enel Green Power Ventos De Santa Ângela 2 S.A	Brazil	100
149	Enel Green Power Tacaicó Eólica S.A	Brazil	100
150	Enel Green Power Maniçoba Eólica S.A.	Brazil	100
151	Enel Green Power Ituverava Sul Solar S.A.	Brazil	100
152	Enel Green Power Fazenda S.A	Brazil	100
153	Enel Green Power Sao Gonçalo 22 S.A. (formerly Egp Projetos 30)	Brazil	100
154	Enel Green Power Ventos De Santa Ângela 10 S.A. (formerly Egp Projetos 21)	Brazil	100
155	Enel Green Power Delfina E Eólica S.A.	Brazil	100
156	Bondia Energia Ltda.	Brazil	100
157	Alba Energia Ltda.	Brazil	100
158	Enel Brasil S.A	Brazil	64.99999
159	Enel Green Power Ventos De Santa Ângela 8 S.A. (formerly Egp Projetos 18)	Brazil	100
160	Enel Green Power São Gonçalo 4 S.A. (formerly Egp Projetos Xiii)	Brazil	100
161	Enel Green Power São Gonçalo 1 S.A. (formerly Egp Projetos X)	Brazil	100
162	Enel Green Power Modelo I Eolica S.A.	Brazil	100
163	Enel Green Power Delfina C Eólica S.A.	Brazil	100
164	Enel Green Power Delfina A Eólica S.A.	Brazil	100
165	Isamu Ikeda Energia S.A	Brazil	100
166	Enel Green Power Ventos De Santa Ângela Energias Renováveis S.A	Brazil	100
167	Enel Green Power Ventos de São Roque 01 S.A.	Brazil	100
168	Enel Green Power Ventos de São Roque 02 S.A.	Brazil	100
169	Enel Green Power Ventos de São Roque 22 S.A.	Brazil	100

No.	Name of the Company	Country	% of Ownership
170	Enel Green Power Ventos de São Roque 26 S.A.	Brazil	100
171	Enel Green Power Ventos de São Roque 29 S.A.	Brazil	100
172	Enel Green Power Ventos de São Roque 04 S.A.	Brazil	100
173	Enel Green Power Ventos de São Roque 08 S.A.	Brazil	100
174	Enel Green Power Ventos de São Roque 11 S.A.	Brazil	100
175	Enel Green Power Ventos de São Roque 13 S.A.	Brazil	100
176	Enel Green Power Ventos de São Roque 16 S.A.	Brazil	100
177	Enel Green Power Ventos de São Roque 17 S.A.	Brazil	100
178	Enel Green Power Ventos de São Roque 18 S.A.	Brazil	100
179	Enel Green Power Ventos de São Roque 19 S.A.	Brazil	100
180	Enel Green Power Ventos De Santa Esperança 21 S.A. (formerly EGP Projetos 37 S.A.)	Brazil	100
181	Enel Green Power Ventos De Santa Esperança 22 S.A. (formerly EGP Projetos 39 S.A.)	Brazil	100
182	Enel Green Power Ventos De Santa Esperança 25 S.A. (formerly EGP Projetos XL S.A.)	Brazil	100
183	Enel Green Power Ventos De Santa Esperança 26 S.A. (formerly EGP Projetos 41 S.A.)	Brazil	100
184	Enel Green Power São Gonçalo 14	Brazil	100
185	Enel Green Power São Gonçalo 15	Brazil	100
186	Enel Green Power Ventos De Santa Esperança 15 S.A.	Brazil	100
187	Enel Green Power Ventos De Santa Esperança 16 S.A. (formerly EGP Projetos 35 S.A.)	Brazil	100
188	Enel Green Power Ventos De Santa Esperança 17 S.A. (formerly EGP Projetos 31 S.A.)	Brazil	100
189	Enel Green Power São Micael 04 S.A. (formerly Enel Green Power São Gonçalo 20 S.A)	Brazil	100
190	Enel Green Power São Gonçalo 19 S.A	Brazil	100
191	ENEL GREEN POWER SÃO GONÇALO 18 S.A (formerly ENEL GREEN POWER VENTOS DE SANTA ÂNGELA 13 S.A.)	Brazil	100
192	Enel Green Power São Gonçalo 17 S.A	Brazil	100
193	Central Geradora Fotovoltaica São Francisco Ltda	Brazil	64.99999
194	Enel Green Power Ventos De Santa Esperança 1 S.A. (formerly EGP Fonte dos Ventos 1 S.A.)	Brazil	100
195	Enel Green Power Fontes dos Ventos 2 S.A.	Brazil	100
196	Enel Green Power Fontes Dos Ventos 3 S.A.	Brazil	100
197	Enel Green Power Ventos De Santa Esperança Energias Renováveis SA	Brazil	100
198	Enel Green Power São Micael 02 S.A. (formerly Enel Green Power São Gonçalo 13)	Brazil	100
199	Enel Green Power Cumaru Participaçoes S.A.	Brazil	100
200	Enel Green Power Ventos de Santa Esperança 7 S.A. (formerly Enel Green Power Lagedo Alto S.A)	Brazil	100

No.	Name of the Company	Country	% of Ownership
201	Enel Green Power São Micael 03 S.A. (formerly Enel Green Power São Gonçalo 16 S.A.)	Brazil	100
202	Enel Green Power São Micael 01 S.A. (formerly Enel Green Power São Gonçalo 9 S.A)	Brazil	100
203	Enel Green Power Cumaru Solar 01 S.A.	Brazil	100
204	Enel Green Power Cumaru Solar 02 S.A.	Brazil	100
205	Enel Green Power Ventos de Santa Esperança 3 S.A.	Brazil	100
206	ENEL GREEN POWER SÃO GONÇALO 07 S.A. (formerly ENEL GREEN POWER PROJETOS 42 S.A.)	Brazil	100
207	Enel Green Power São Gonçalo 08 S.A (formerly Enel Green Power Projetos 43 S.A.)	Brazil	99.99999
208	Enel Green Power São Gonçalo 11 S.A. (formerly Enel Green Power Projetos 44 S.A.)	Brazil	100
209	ENEL GREEN POWER SÃO GONÇALO 12 S.A. (formerly ENEL GREEN POWER PROJETOS 22 S.A.)	Brazil	100
210	Ufinet Brasil Participações Ltda	Brazil	20.6
211	Ufinet Brasil Telecomunicação Ltda	Brazil	20.6
212	Ufinet Brasil S.A.	Brazil	12.36
213	Enel Green Power Zeus Sul 1 Ltda.	Brazil	100
214	Enel Green Power Boa Vista 01 Ltda.	Brazil	100
215	Ventos de São Roque Energias Renováveis S.A.	Brazil	100
216	Fótons de Santo Anchieta Energias Renováveis S.A.	Brazil	100
217	Enel Green Power Ventos de Santo Orestes 1 S.A.	Brazil	100
218	Enel Green Power Ventos de Santo Orestes 2 S.A.	Brazil	100
219	Enel Green Power Zeus Sul 2 S.A.	Brazil	100
220	ENEL GREEN POWER LAGOA DO SOL 01 S.A.	Brazil	100
221	Enel Green Power Ventos de São Roque 03 S.A.	Brazil	100
222	ENEL GREEN POWER LAGOA DO SOL 03 S.A.	Brazil	100
223	Enel Green Power Ventos de São Roque 05 S.A.	Brazil	100
224	ENEL GREEN POWER LAGOA DO SOL 04 S.A.	Brazil	100
225	Enel Green Power Ventos de São Roque 07 S.A.	Brazil	100
226	Enel Green Power São Micael 05 S.A.	Brazil	100
227	Enel Green Power Ventos de São Roque 06 S.A.	Brazil	100
228	Enel Green Power Lagoa II Participações S.A.	Brazil	100
229	Enel Green Power Morro do Chapéu Solar 01 S.A (Formerly Enel Green Power São Gonçalo III Participações S.A) S.A	Brazil	100
230	Jade Energia Ltda	Brazil	100
231	Enel Green Power Brejolândia Solar S.A	Brazil	100
232	Enel Green Power Esperança Solar S.A	Brazil	100
233	Enel Green Power Fontes Solar S.A	Brazil	100
234	ENEL GREEN POWER LAGOA DO SOL 02 S.A.	Brazil	100
235	Enel Green Power Cerrado Solar S.A	Brazil	100

No.	Name of the Company	Country	% of Ownership
236	VENTOS DE SANTO ORESTES ENERGIAS RENOVÁVEIS S/A	Brazil	100
237	Enel Green Power Lagoa III Participações S.A.	Brazil	100
238	Enel Green Power Lagoa do Sol 05 S.A	Brazil	100
239	Enel Green Power Lagoa do Sol 06 S.A	Brazil	100
240	Enel Green Power Lagoa do Sol 07 S.A	Brazil	100
241	Enel Green Power Lagoa do Sol 08 S.A	Brazil	100
242	Enel Green Power Lagoa do Sol 09 S.A	Brazil	100
243	Enel Green Power Aroeira 07 S.A.	Brazil	100
244	Enel Green Power Aroeira 06 S.A.	Brazil	100
245	Enel Green Power Aroeira 05 S.A.	Brazil	100
246	ENEL GREEN POWER AROEIRA 01 S.A.	Brazil	100
247	ENEL GREEN POWER AROEIRA 02 S.A.	Brazil	100
248	Luz de Angra Energia S.A.	Brazil	33.15002
249	Enel Green Power Aroeira 04 S.A.	Brazil	100
250	Enel Green Power Aroeira 03 S.A.	Brazil	100
251	Enel Green Power Aroeira 08 S.A.	Brazil	100
252	Enel Green Power Fontes II Participações S.A.	Brazil	100
253	ENEL BRASIL CENTRAL S.A.	Brazil	64.99999
254	Enel X Canada Ltd.	Canada	100
255	Enel Green Power Hadros Wind Limited Partnership	Canada	100
256	Enel Operations Canada Ltd	Canada	100
257	Pincher Creek Lp	Canada	100
258	Riverview Lp	Canada	100
259	Enel Alberta Wind Inc	Canada	100
260	Enel X Battery Storage Limited Partnership	Canada	100
261	Enel Green Power Elkwater Wind Limited Partnership	Canada	100
262	Buffalo Jump Lp	Canada	99.99999
263	Wild Run LP	Canada	99.99999
264	Castle Rock Ridge Limited Partnership	Canada	100
265	Lone Pine Wind Inc	Canada	10
266	Enel X Canada Holding, Inc.	Canada	100
267	Enel Green Power Canada Inc.	Canada	100
268	Maple Canada Solutions Holdings Ltd.	Canada	20
269	Maple Energy Solutions LP	Canada	20
270	Enel Green Power Elmsthorpe Wind, LP	Canada	100
271	Enel Green Power Swift Wind, LP	Canada	100
272	Empresa Eléctrica Pehuenche SA	Chile	56.27155
273	Transmisora Eléctrica De Quillota Ltda	Chile	30.3685
274	Ufinet Chile S.p.A.	Chile	20.6
275	Enel Generación Chile SA	Chile	60.737

No.	Name of the Company	Country	% of Ownership
276	Enel X Chile S.p.A.	Chile	64.92596
277	Parque Talinay Oriente S.A.	Chile	74.11559
278	Servicios De Internet Eni Chile Ltda.	Chile	20.6
279	Ifx Networks Chile S.A.	Chile	20.6
280	Geotermica Del Norte SA	Chile	54.92339
281	Enel Distribución Chile SA	Chile	64.33564
282	Enel Américas S.A.	Chile	64.99999
283	Sociedad Agrícola De Cameros Ltda	Chile	37.3324
284	Energia Marina Spa	Chile	16.23227
285	Empresa de Transmisión Chena S.A.	Chile	64.33564
286	Enel Chile S.A.	Chile	64.92596
287	ENEL COLINA S.A.	Chile	64.33564
288	Gnl Chile SA	Chile	20.24567
289	Enel Green Power Chile S.A.	Chile	64.92909
290	EMPRESA NACIONAL DE GEOTERMIA SA EN LIQUIDACION	Chile	33.11384
291	Energia Y Servicios South America Spa	Chile	100
292	Samantha Solar SpA	Chile	64.92909
293	Rihue SpA	Chile	64.92909
294	Enel X AMPCI Ebus Chile SpA	Chile	12.98519
295	Enel X AMPCI L1 Holdings SpA	Chile	12.98519
296	Enel X AMPCI L1 SpA	Chile	12.98519
297	La Cabaña SpA	Chile	64.92909
298	ABC Solar 3 SpA	Chile	64.92909
299	ABC Solar 11 SpA	Chile	64.92909
300	EGP Américas SpA	Chile	100
301	Enel Transmisión Chile S.A.	Chile	64.33564
302	ESSA2 SPA	Chile	100
303	Entech (China) Information Technology Co. Ltd.	China	50
304	Enel X Energy (Shanghai) Co., Ltd	China	100
305	Ifx Networks Colombia S.A.S.	Colombia	20.6
306	Enel Green Power Colombia Sas Esp	Colombia	99.99993
307	Enel X Colombia S.A.S.	Colombia	31.39669
308	Ufinet Colombia S.A.	Colombia	18.54
309	Inversora Codensa Sas	Colombia	31.39669
310	Sociedad Portuaria Central Cartagena Sa	Colombia	31.50412
311	Emgesa SA ESP	Colombia	31.51305
312	Codensa SA ESP	Colombia	31.39669
313	EGP fotovoltaica La Loma S.A.S in liquidation	Colombia	99.99993
314	Bogotá ZE S.A.S	Colombia	31.39669
315	USME ZE SAS	Colombia	31.39669

No.	Name of the Company	Country	% of Ownership
316	Fontibon ZE SAS	Colombia	31.39669
317	Ufinet Colombia Participaciones S.A.S.	Colombia	20.6
318	Enel X Korea Limited	South Korea	100
319	Enel Green Power Korea LLC	South Korea	100
320	Enel X KOMIPO Limited	South Korea	100
321	PH Don Pedro S.A.	Costa Rica	33.43967
322	Ufinet Costa Rica S.A.	Costa Rica	20.6
323	PH Chucás S.A.	Costa Rica	65
324	PH Río Volcán S.A.	Costa Rica	34.32066
325	PH Guácimo S.A.	Costa Rica	65
326	Enel Green Power Costa Rica S.A.	Costa Rica	100
327	Energia Global Operaciones S.R.L	Costa Rica	100
328	Broadband Comunicaciones S.A.	Ecuador	20.6
329	Ufinet Ecuador Ufiec S.A.	Ecuador	20.6
330	Enel Green Power Shu S.A.E (in liquidation)	Egypt	99.999
331	Enel Green Power Ra S.A.E. (in liquidation)	Egypt	99.999
332	Enel Green Power Tefnut S.A.E. (in liquidation)	Egypt	99.999
333	Enel Green Power Egypt S.A.E.	Egypt	99.9992
334	Enel Green Power El Salvador Sa De Cv	El Salvador	100
335	Ufinet El Salvador S.A. De C.V	El Salvador	20.6
336	Emerging Networks El Salvador S.A de C.V	El Salvador	20.6
337	Se Služby Inžinierskych Stavieb S.R.O.	Slovakia	33
338	Centrum Pre Vedu A Vyskum Sro	Slovakia	33
339	Reaktortest Sro	Slovakia	16.17
340	Slovenské Elektrárne – Energetické Služby S.R.O.	Slovakia	33
341	Ochrana A Bezpecnost Se s.r.o	Slovakia	33
342	Slovenskè Elektrárne As	Slovakia	33
343	COMERCIALIZADORA ELÉCTRICA DE CÁDIZ, S.A.	Spain	23.48567
344	Empresa Carbonífera Del Sur SA	Spain	70.10648
345	Parque Eolico De Belmonte SA	Spain	35.16969
346	SAT 357-05 Acevedo Reid S.Agraria De Transformaciòn – Endesa Ingenierìa SLU UTE	Spain	35.05324
347	Parque Eólico De Santa Lucía SA	Spain	46.5016
348	Depuracion Destilacion Reciclaje SL	Spain	28.04259
349	Guadarranque Solar 4 Sl One person	Spain	70.10648
350	Planta Eólica Europea SA	Spain	39.34377
351	Inkolan Informacion y Coordinacion de obras AIE	Spain	10.01521
352	Eólicas De Agaete SL	Spain	56.08518
353	Parque Eólico Sierra Del Madero SA	Spain	40.66176
354	Eléctrica De Lijar Sl	Spain	35.05324
355	Minicentrales Del Canal De Las Bárdenas AIE	Spain	10.51597

No.	Name of the Company	Country	% of Ownership
356	Tauste Energía Distribuida, S.L.	Spain	35.75421
357	Eólica Del Cierzo, S.L.U	Spain	70.10648
358	Asociación Nuclear Ascó-Vandellós II AIE	Spain	59.87773
359	Enel Iberia Srl	Spain	100
360	Eólica Del Principado Sau	Spain	70.10648
361	Energia XXI Comercializadora de Referencia, S.L	Spain	70.10648
362	Empresa De Alumbrado Eléctrico De Ceuta, S.A.	Spain	67.55933
363	Ufinet Latam, S.L.U	Spain	20.6
364	Explotaciones Eólicas El Puerto SA	Spain	51.59836
365	Parc Eolic La Tossa-La Mola D’en Pascual SL	Spain	21.03194
366	Seguidores Solares Planta 2 Sl (One person company)	Spain	70.10648
367	Energías De Aragón I SL	Spain	70.10648
368	Energia Eólica Alto Del Llano, S.L.U.	Spain	70.10648
369	Viruleiros Sl	Spain	46.97134
370	Minicentrales Del Canal Imperial-Gallur SL	Spain	25.58886
371	Termotec Energía, A.I.E. (in liquidation)	Spain	31.54791
372	Endesa Ingenierìa SLU – Vestas Eòlica SA UTE	Spain	13.50952
373	Transportes y Distribuciones Eléctricas, S.A. (in liquidation)	Spain	51.41142
374	ACEFAT, A.I.E.	Spain	10.0152
375	Toledo Pv, A.I.E.	Spain	23.36649
376	Oxagesa AIE	Spain	23.36649
377	Sistemas Energeticos Mañón Ortigueira SA	Spain	67.30222
378	San Francisco De Borja, S.A.	Spain	46.73765
379	Eólicas De Fuerteventura AIE	Spain	28.04259
380	Kromschroeder Sa	Spain	20.51259
381	Detelca UTE	Spain	13.32023
382	Proyectos Universitarios De Energias Renovables Sl	Spain	23.36883
383	Nuclenor SA	Spain	35.05324
384	Endesa Ingeniería SLU	Spain	70.10648
385	Endesa Energía SA	Spain	70.10648
386	Construcciones, Rehabilitaciones y Acabados SA – Endesa Ingegnieria SLU UTE	Spain	35.05324
387	Cogeneración El Salto Sl	Spain	14.0213
388	Central Hidráulica Güejar-Sierra SL	Spain	23.34569
389	Energias Especiales De Pena Armada SA	Spain	56.08518
390	Energias Especiales Del Alto Ulla SA	Spain	70.10648
391	Explotaciones Eólicas Sierra Costera SA	Spain	63.09583
392	Explotaciones Eólicas Sierra La Virgen SA	Spain	63.09583
393	Eólicas De Tirajana SL	Spain	42.06389
394	ENDESA INGENIERÍA, S.L.U. – ENEL SOLE,S.R.L.,U.T.E. XI	Spain	66.60115

No.	Name of the Company	Country	% of Ownership
395	Castiblanco Solar Sl	Spain	70.10648
396	ENERGÍA CEUTA XXI COMERCIALIZADORA DE REFERENCIA, S.A	Spain	67.55933
397	Salto De San Rafael Sl	Spain	35.05324
398	Sociedad Eólica Los Lances Sa	Spain	42.06388
399	Epresa Energia SA	Spain	35.05324
400	Endesa Capital SA	Spain	70.10648
401	Distribuidora De Energía Eléctrica Del Bages Sa	Spain	70.10648
402	Parque Eólico Montes De Las Navas SA	Spain	52.93039
403	Aragonesa De Actividades Energéticas Sa	Spain	70.10648
404	Explotaciones Eólicas Saso Plano SA	Spain	45.56915
405	Central Térmica De Anllares Aie	Spain	23.36649
406	Endesa Red Sa (One person company)	Spain	70.10648
407	Suministro De Luz Y Fuerza Sl	Spain	42.06389
408	Hidroeléctrica De Catalunya Sl	Spain	70.10648
409	Centrales Nucleares Almaraz-Trillo AIE	Spain	16.95175
410	Endesa Generacion Nuclear Sa	Spain	70.10648
411	Gas Y Electricidad Generación SAU	Spain	70.10648
412	ELCOGAS, S.A. (in liquidation)	Spain	33.05682
413	Suministradora Eléctrica De Cádiz SA	Spain	23.48567
414	Proyecto Almería Mediterraneo Sa	Spain	31.54791
415	Explotaciones Eólicas De Escucha SA	Spain	49.07453
416	Medidas Ambientales SL	Spain	17.52662
417	Etra Catalunya SA – Moncobra SA – Endesa Ingenieria SLU UTE	Spain	14.0213
418	HISPANO GENERACIÓN DE ENERGÍA SOLAR, S.L.	Spain	35.7543
419	Empresa De Alumbrado Eléctrico De Ceuta Distribución, S.A. (one person company)	Spain	67.55933
420	Parque Eólico De San Andrés SA	Spain	57.48731
421	Parque Eólico A Capelada S.L (One person company)	Spain	70.10648
422	Parque Eólico De Barbanza SA	Spain	52.57986
423	EDISTRIBUCIÓN REDES DIGITALES, S.L (ONE PERSON COMPANY)	Spain	70.10648
424	Eólicas De Tenerife AIE	Spain	35.05324
425	Sociedad Eólica De Andalucía Sa	Spain	45.3916
426	Aguilon 20 SA	Spain	35.7543
427	Energías Alternativas Del Sur SL	Spain	38.52004
428	Paravento Sl	Spain	63.09583
429	ELÉCTRICA DEL EBRO, S.A. (ONE PERSON COMPANY)	Spain	70.10648
430	Boiro Energia SA	Spain	28.04259

No.	Name of the Company	Country	% of Ownership
431	ENDESA MEDIOS Y SISTEMAS, S.L. (ONE PERSON COMPANY)	Spain	70.10648
432	Endesa Financiación Filiales SA	Spain	70.10648
433	Endesa Operaciones Y Servicios Comerciales SL	Spain	70.10648
434	Construcciones, Rehabilitaciones y Acabados SA – Endesa Ingegnieria SLU 2 UTE	Spain	35.05324
435	Hidroeléctrica De Ourol SL	Spain	21.03194
436	Santo Rostro Cogeneración Sa	Spain	31.54791
437	Navalvillar Solar Sl	Spain	70.10648
438	Parque Eólico Muniesa Sl	Spain	70.10648
439	Aranort Desarrollos Sl	Spain	70.10648
440	Eléctrica De Jafre Sa	Spain	70.10648
441	Bosa Del Ebro Sl	Spain	35.75197
442	Parque Eólico Carretera De Arinaga SA	Spain	56.08518
443	Electricidad De Puerto Real SA	Spain	35.05324
444	Sistema Eléctrico De Conexión Valcaire Sl	Spain	19.72105
445	Energias Especiales De Careon SA	Spain	53.98198
446	Hidroflamicell Sl	Spain	52.57986
447	Gorona Del Viento El Hierro SA	Spain	16.27312
448	Eólicas De Lanzarote SL	Spain	28.04259
449	Eólica Valle Del Ebro Sa	Spain	35.40188
450	Unión Eléctrica De Canarias Generación SAU	Spain	70.10648
451	Energía Solar Onda UTE (in liquidation)	Spain	17.52662
452	Energias Especiales Del Bierzo SA	Spain	35.05324
453	Energías De Graus SL	Spain	46.73765
454	Endesa SA	Spain	70.10648
455	Endesa Ingenieria SLU – Cobra Instalaciones y Servicios SA UTE	Spain	35.05324
456	Parque Eólico Punta De Teno SA	Spain	36.45537
457	Valdecaballero Solar Sl	Spain	70.10648
458	EXPLOTACIONES EÓLICAS SANTO DOMINGO DE LUNA S.A.	Spain	35.7543
459	Productora De Energías Sa	Spain	21.03194
460	Parque Eólico Finca De Mogán Sa	Spain	63.09583
461	Enel Green Power España SL	Spain	70.10648
462	Parc Eolic Los Aligars SL	Spain	21.03194
463	Baylio Solar Slu	Spain	70.10648
464	Tecnatom SA	Spain	31.55027
465	Promociones Energeticas Del Bierzo Sl	Spain	70.10648
466	Corporación Eólica De Zaragoza Sl	Spain	17.52662
467	Dehesa De Los Guadalupes Solar Slu	Spain	70.10648
468	Furatena Solar 1 Slu	Spain	70.10648

No.	Name of the Company	Country	% of Ownership
469	Sotavento Galicia Sa	Spain	25.23833
470	Endesa Generación SA	Spain	70.10648
471	Compañía Eólica Tierras Altas SA	Spain	26.28993
472	Endesa Generación Ii Sa	Spain	70.10648
473	Eólicas De Fuencaliente SA	Spain	38.55856
474	Sociedad Eólica El Puntal SL	Spain	35.05324
475	Yedesa-cogeneración Sa	Spain	28.04259
476	Distribuidora Eléctrica Del Puerto De La Cruz SA	Spain	70.10648
477	Desaladora De Carboneras UTE	Spain	52.57986
478	Livister Latam S.L.U.	Spain	20.6
479	Front Maritim Del Besos, S.L.	Spain	43.02434
480	Endesa Energía Renovable, S.L. (one person company)	Spain	70.10648
481	Energia Neta Sa Caseta Llucmajor, S.L. (one person company)	Spain	70.10648
482	BAIKAL ENTERPRISE, S.L.	Spain	70.10648
483	BALEARES ENERGY, S.L.	Spain	70.10648
484	ENDESA ENERGÍA, S.A.U – TECNOCONTROL, VITORIA U.T.E.	Spain	35.05324
485	RENOVABLES MEDIAVILLA, S.L.U.	Spain	70.10648
486	RENOVABLES LA PEDRERA, S.L.U.	Spain	70.10648
487	SOCIEDAD IBERICA DE CONSTRUCCIONES ELÉCTRICAS, S.A., ENEL SOLE, S.r.L., ENDESA INGENIERÍA, S.L.U. Y ENDESA ENERGÍA, S.A.U., U.T.E. XV	Spain	49.53727
488	ENDESA INGENIERÍA, S.L.U. – ENEL SOLE, S.R.L., U.T.E. XVI	Spain	85.05324
489	ENDESA ENERGÍA, S.A. (ONE PERSON) Y CLECE, S.A., U.T.E.	Spain	35.05324
490	ENDESA ENERGÍA, S.A.U – AUTOMNIBUS INTERURBANOS, S.A., VALDEMORO – U.T.E.	Spain	49.07453
491	ENDESA SOLUCIONES, S.L.	Spain	14.0213
492	TORREPALMA ENERGY 1, S.L.U.	Spain	70.10648
493	EMINTEGRAL CYCLE, S.L.U.	Spain	70.10648
494	ENVATIOS PROMOCIÓN XX, S.L.U.	Spain	70.10648
495	FOTOVOLTAICA YUNCLILLOS, S.L.U.	Spain	70.10648
496	DEHESA PV FARM 03, S.L.U.	Spain	70.10648
497	DEHESA PV FARM 04, S.L.U.	Spain	70.10648
498	ENVATIOS PROMOCIÓN I, S.L.U.	Spain	70.10648
499	ENVATIOS PROMOCIÓN II, S.L.U.	Spain	70.10648
500	ENVATIOS PROMOCIÓN III, S.L.U.	Spain	70.10648
501	OLIVUM PV FARM 01, S.L.U.	Spain	70.10648
502	PAMPINUS PV FARM 01, S.L.U.	Spain	70.10648

No.	Name of the Company	Country	% of Ownership
503	XALOC SOLAR, S.L.U.	Spain	70.10648
504	Bogaris PV1, S.L.U.	Spain	70.10648
505	TICO SOLAR 1, S.L.U.	Spain	70.10648
506	TICO SOLAR 2, S.L.U.	Spain	70.10648
507	PARQUE EÓLICO TICO, S.L.U.	Spain	70.10648
508	ENDESA X SERVICIOS, S.L.U.	Spain	70.10648
509	TRÉVAGO RENOVABLES, S.L.	Spain	24.8878
510	RENOVABLES MANZANARES 400 KV, S.L.	Spain	19.53166
511	ARENA POWER SOLAR 11, S.L.U.	Spain	70.10648
512	ARENA POWER SOLAR 12, S.L.U.	Spain	70.10648
513	ARENA POWER SOLAR 13, S.L.U.	Spain	70.10648
514	SAVANNA POWER SOLAR 4, S.L.U.	Spain	70.10648
515	SAVANNA POWER SOLAR 5, S.L.U.	Spain	70.10648
516	SAVANNA POWER SOLAR 6, S.L.U.	Spain	70.10648
517	Enel Green Power Cove Fort Solar Llc	United States of America	100
518	Emerging Networks Latam Inc.	United States of America	20.6
519	Entech Utility Service Bureau Inc.	United States of America	100
520	Enel Bella Energy Storage, Llc	United States of America	100
521	Chi Power Inc	United States of America	100
522	Ufinet Us Llc	United States of America	20.6
523	Roadrunner Solar Project, LLC	United States of America	100
524	Smoky Hills Wind Farm, LLC	United States of America	100
525	Somersworth Hydro Company, Inc.	United States of America	100
526	Soliloquoy Ridge LLC	United States of America	51
527	Enel Energy Storage Holdings Llc (ex Egp Energy Storage Holdings, Llc)	United States of America	100
528	Bp Hydro Finance Partnership	United States of America	100
529	Lower Valley, LLC	United States of America	100
530	Chi Power Marketing Inc	United States of America	100
531	Waseca Solar, LLC	United States of America	74.1277

No.	Name of the Company	Country	% of Ownership
532	Consolidated Pumped Storage, Inc.	United States of America	81.825
533	Atwater Solar, Llc	United States of America	74.1277
534	EGPNA Wind Holdings 1, LLC	United States of America	20
535	Hope Creek LLC	United States of America	51
536	Metro Wind LLC	United States of America	51
537	EGPNA Renewable Energy Partners, LLC	United States of America	20
538	Aurora Solar Holdings, Llc	United States of America	100
539	Cimarron Bend Wind Project Iii, Llc	United States of America	100
540	Cimarron Bend Assets, LLC	United States of America	100
541	Tradewind Energy, Inc.	United States of America	100
542	Enel Trading North America, LLC	United States of America	100
543	Rocky Ridge Wind Project, LLC	United States of America	20
544	Enel Minnesota Holdings, LLC	United States of America	100
545	Sun River, LLC	United States of America	51
546	Shield Energy Storage Project, LLC	United States of America	100
547	Chi Minnesota Wind LLC	United States of America	100
548	Woods Hill Solar, Llc	United States of America	100
549	North Canal Waterworks	United States of America	100
550	Annandale Solar, Llc	United States of America	74.1277
551	Egp San Leandro Microgrid I, Llc	United States of America	100
552	Lindahl Wind Holdings, Llc	United States of America	100
553	Drift Sand Wind Project, LLC	United States of America	50
554	Northwest Hydro, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
555	Goodwell Wind Project, LLC	United States of America	20
556	Caney River Wind Project Llc	United States of America	20
557	Enel Salt Wells LLC	United States of America	100
558	Heartland Farms Wind Project, LLC	United States of America	100
559	Diamond Vista Holdings, LLC	United States of America	100
560	McBride Wind Project, LLC	United States of America	100
561	Rattlesnake Creek Holdings, LLC	United States of America	100
562	Red Fox Wind Project, LLC	United States of America	100
563	Shiawassee Wind Project, LLC	United States of America	100
564	Beaver Falls Water Power Company	United States of America	67.5
565	Snyder Wind Farm, LLC	United States of America	100
566	Enel Cove Fort II LLC	United States of America	100
567	Kelley’s Falls, LLC	United States of America	100
568	Zacapa Llc	United States of America	20.6
569	EGPNA REP Wind Holdings, LLC	United States of America	20
570	Origin Goodwell Holdings LLC	United States of America	20
571	Southwest Transmission, LLC	United States of America	100
572	Aurora Distributed Solar, LLC	United States of America	74.1277
573	Palo Alto Farms Wind Project, Llc	United States of America	100
574	Texkan Wind LLC	United States of America	100
575	Origin Wind Energy, LLC	United States of America	20
576	EGPNA Hydro Holdings, LLC	United States of America	100
577	Little Elk Wind Holdings LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
578	Osage Wind Holdings, Llc	United States of America	50
579	Salmon Falls Hydro, LLC	United States of America	100
580	Pomerado Energy Storage, LLC	United States of America	100
581	Weber Energy Storage Project, LLC	United States of America	100
582	Albany Solar, Llc	United States of America	74.1277
583	Mason Mountain Wind Project LLC	United States of America	100
584	Chisholm View Wind Project, LLC	United States of America	20
585	Agassiz Beach LLC	United States of America	51
586	Consolidated Hydro Southeast LLC	United States of America	100
587	Egp Nevada Power, Llc	United States of America	100
588	Kingston Energy Storage Llc	United States of America	100
589	Pine Island Distributed Solar, LLC	United States of America	74.1277
590	Enel Kansas LLC	United States of America	100
591	EGPNA Preferred Wind Holdings II, LLC	United States of America	100
592	Rock Creek Wind Holdings, LLC	United States of America	100
593	Enel North America, Inc.	United States of America	100
594	Julia Hills LLC	United States of America	51
595	High Lonesome Wind Holdings Llc	United States of America	100
596	High Lonesome Wind Power Llc	United States of America	100
597	Ifx Networks Llc	United States of America	20.6
598	Chisago Solar, Llc	United States of America	74.1277
599	Eastwood Solar, LLC	United States of America	74.1277
600	Notch Butte Hydro Company, Inc.	United States of America	100

No.	Name of the Company	Country	% of Ownership
601	EGPNA REP Solar Holdings, LLC	United States of America	100
602	Prairie Rose Transmission, Llc	United States of America	20
603	Lake Pulaski Solar, Llc	United States of America	74.1277
604	Jack River LLC	United States of America	51
605	Florence Hills LLC	United States of America	51
606	Nevkan Renewables, LLC	United States of America	100
607	Hilltopper Wind Holdings Llc	United States of America	100
608	Enel Green Power Hilltopper Wind Llc (already Hilltopper Wind Power Llc)	United States of America	100
609	Smoky Hill Holdings II, LLC	United States of America	100
610	Canastota Wind Power LLC	United States of America	100
611	Gauley Hydro LLC	United States of America	50
612	Beaver Valley Holdings, LLC	United States of America	100
613	Hydro Energies Corporation	United States of America	100
614	Tsar Nicholas LLC	United States of America	51
615	Red Dirt Wind Holdings, LLC	United States of America	100
616	Rocky Caney Holdings Llc	United States of America	20
617	Stillman Valley Solar, Llc	United States of America	100
618	Stillwater Woods Hill Holdings Llc	United States of America	100
619	Thunder Ranch Wind Holdings Llc	United States of America	100
620	Newbury Hydro Company, Llc	United States of America	100
621	Chi Black River LLC	United States of America	100
622	Western New York Wind Corporation	United States of America	100
623	San Juan Mesa Wind Project II, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
624	Egp Solar 1 LLC	United States of America	100
625	Enel Surprise Valley LLC	United States of America	100
626	Cimarron Bend Wind Holdings, LLC	United States of America	100
627	Montrose Solar, LLC	United States of America	74.1277
628	Hadley Ridge LLC	United States of America	51
629	Red Dirt Wind Project, LLC	United States of America	100
630	Thunder Ranch Wind Project, Llc	United States of America	100
631	Osage Wind, LLC	United States of America	50
632	Ruthton Ridge, LLC	United States of America	51
633	Marengo Solar, LLC	United States of America	100
634	West Faribault Solar, LLC	United States of America	74.1277
635	Cimarron Bend Wind Holdings I, LLC	United States of America	100
636	Cimarron Bend Wind Project I, Llc	United States of America	100
637	Consolidated Hydro New Hampshire LLC	United States of America	100
638	Prairie Rose Wind, LLC	United States of America	20
639	Rochelle Solar, LLC	United States of America	100
640	Enel Geothermal LLC	United States of America	100
641	West Hopkinton Hydro, LLC	United States of America	100
642	Little Elk Wind Project LLC	United States of America	100
643	Drift Sand Wind Holdings, Llc	United States of America	50
644	Dodge Center Distributed Solar, Llc	United States of America	74.1277
645	Hastings Solar, Llc	United States of America	74.1277
646	Lake Emily Solar, LLC	United States of America	74.1277

No.	Name of the Company	Country	% of Ownership
647	Spartan Hills, LLC	United States of America	51
648	Rocky Caney Wind, LLC	United States of America	20
649	Enel Cove Fort LLC	United States of America	100
650	Autumn Hills LLC	United States of America	51
651	Nyc Storage (353 Chester) Spe Llc	United States of America	100
652	Kings River Hydro Company Inc	United States of America	100
653	Paynesville Solar, LLC	United States of America	74.1277
654	Enel Stillwater LLC	United States of America	100
655	Twin Lake Hills, LLC	United States of America	51
656	Gauley River Management, LLC	United States of America	100
657	Lawrence Creek Solar, Llc	United States of America	74.1277
658	Wespire, Inc.	United States of America	11.20997
659	Genability Inc.	United States of America	50
660	Enel Green Power Rattlesnake Creek Wind Project Llc (ex Rattlesnake Creek Wind Project Llc)	United States of America	100
661	Enel Nevkan Inc	United States of America	100
662	Ottauquechee Hydro Company Inc	United States of America	100
663	Jessica Mills LLC	United States of America	51
664	Winter’s Spawn LLC	United States of America	51
665	EGPNA Development Holdings, LLC	United States of America	100
666	Enel Green Power Diamond Vista Wind Project, LLC	United States of America	100
667	EGP Stillwater Solar LLC	United States of America	100
668	Champagne Storage, Llc	United States of America	100
669	Summit Energy Storage, Inc.	United States of America	75

No.	Name of the Company	Country	% of Ownership
670	Enel X North America, Inc.	United States of America	100
671	Smoky Hills Wind Project II, LLC	United States of America	100
672	West Waconia Solar, LLC	United States of America	74.1277
673	Enel Texkan Inc	United States of America	100
674	EGPNA Preferred Wind Holdings, LLC	United States of America	100
675	Lindahl Wind Project, LLC	United States of America	100
676	Chi Operations Inc	United States of America	100
677	Buffalo Dunes Wind Project, LLC	United States of America	75
678	EGP Salt Wells Solar, LLC	United States of America	100
679	Egp Stillwater Solar Pv Ii, Llc	United States of America	100
680	Littleville Power Company Inc	United States of America	100
681	Twin Saranac Holdings, LLC	United States of America	100
682	Chisholm View Ii Holding Llc	United States of America	100
683	Chisholm View Wind Project II, LLC	United States of America	62.79
684	Enel Green Power North America Development, LLC	United States of America	100
685	Aurora Land Holdings, Llc	United States of America	100
686	Padoma Wind Power, LLC	United States of America	100
687	EGPNA REP Holdings, LLC	United States of America	100
688	Rock Creek Wind Project, LLC	United States of America	100
689	Enel X Federal LLC	United States of America	100
690	EGP Timber Hills Project, LLC	United States of America	100
691	Chi West LLC	United States of America	100
692	Cimarron Bend Wind Project II, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
693	EGP Geronimo Holding Company, Inc.	United States of America	100
694	Fenner Wind Holdings Llc	United States of America	100
695	Egpna Project Holdco 1 Llc	United States of America	100
696	Egpna Project Holdco 2 Llc	United States of America	100
697	Egpna Project Holdco 3 Llc	United States of America	100
698	Egpna Project Holdco 4 Llc	United States of America	100
699	Egpna Project Holdco 5 Llc	United States of America	100
700	Egpna Project Holdco 6 Llc	United States of America	100
701	Egpna Project Holdco 7 Llc	United States of America	100
702	Enel Finance America, Llc	United States of America	100
703	Enel Green Power Services Llc	United States of America	100
704	Enel X Finance Partner, LLC	United States of America	100
705	Enel X MA Holdings, LLC	United States of America	100
706	Enel X Morrissey Blvd. Project, LLC	United States of America	100
707	Saugus River Energy Storage, LLC	United States of America	100
708	Enel Roadrunner Solar Project Holdings, LLC	United States of America	100
709	Enel Green Power Roadrunner Solar Project II, LLC	United States of America	100
710	Cimarron Bend Wind Holdings II LLC	United States of America	100
711	Rock Creek Wind Holdings II LLC	United States of America	100
712	Red Dirt Wind Holdings I, LLC	United States of America	100
713	Rock Creek Wind Holdings I, LLC	United States of America	100
714	Thunder Ranch Wind Holdings I, LLC	United States of America	100
715	Sundance Wind Project Llc	United States of America	100

No.	Name of the Company	Country	% of Ownership
716	Land Run Wind Project Llc	United States of America	100
717	Alta Farms Wind Project II, LLC	United States of America	100
718	Aquilla Wind Project, LLC	United States of America	100
719	Aurora Wind Project, LLC	United States of America	100
720	Azure Sky Solar Project, LLC	United States of America	100
721	Azure Sky Wind Project, LLC	United States of America	100
722	Blue Star Wind Project, LLC	United States of America	100
723	Bravo Dome Wind Project, LLC	United States of America	100
724	Buffalo Spirit Wind Project, LLC	United States of America	100
725	Cedar Run Wind Project, LLC	United States of America	100
726	Cheyenne Ridge Wind Project, LLC	United States of America	100
727	Clear Sky Wind Project, LLC	United States of America	100
728	Clinton Farms Wind Project, LLC	United States of America	100
729	Comanche Crest Ranch, LLC	United States of America	100
730	Cow Creek Wind Project, LLC	United States of America	100
731	Dorset Ridge Wind Project, LLC	United States of America	100
732	EF Divesture, LLC	United States of America	100
733	Fourmile Wind Project, LLC	United States of America	100
734	Galaxy Wind Project, LLC	United States of America	100
735	Gusty Hill Wind Project, LLC	United States of America	100
736	Hamilton County Solar Project, LLC	United States of America	100
737	Harvest Ridge Wind Project, LLC	United States of America	100
738	Hope Ridge Wind Project, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
739	Merit Wind Project, LLC	United States of America	100
740	Mountrail Wind Project, LLC	United States of America	100
741	Mucho Viento Wind Project, LLC	United States of America	100
742	Muskegon County Solar Project, LLC	United States of America	100
743	Muskegon Green Wind Project, LLC	United States of America	100
744	Mustang Run Wind Project, LLC	United States of America	100
745	Napolean Wind Project, LLC	United States of America	100
746	North English Wind Project, LLC	United States of America	100
747	North Rock Wind, LLC	United States of America	100
748	Open Range Wind Project, LLC	United States of America	100
749	Paradise Creek Wind Project, LLC	United States of America	100
750	Ranchland Solar Project, LLC	United States of America	100
751	Rausch Creek Wind Project, LLC	United States of America	100
752	Riverbend Farms Wind Project, LLC	United States of America	100
753	Rockhaven Wind Project, LLC	United States of America	100
754	Rolling Farms Wind Project, LLC	United States of America	100
755	Rustler Wind Project, LLC	United States of America	100
756	Seven Cowboy Wind Project, LLC	United States of America	100
757	Skyview Wind Project, LLC	United States of America	100
758	South Rock Wind Project, LLC	United States of America	100
759	TWE ROT DA, LLC	United States of America	100
760	Wapella Bluffs Wind Project, LLC	United States of America	100
761	Wharton-El Campo Solar Project, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
762	White Cloud Wind Project, LLC	United States of America	100
763	Wildcat Flats Wind Project, LLC	United States of America	100
764	Wind Belt Transco, LLC	United States of America	100
765	Flat Rock Wind Project, LLC	United States of America	100
766	Northland Wind Project, LLC	United States of America	100
767	Enel X College Ave. Project, LLC	United States of America	100
768	Freedom Energy Storage, LLC	United States of America	100
769	Queens Energy Storage, LLC	United States of America	100
770	Liberty Energy Storage, LLC	United States of America	100
771	Litus Energy Storage, LLC	United States of America	100
772	Whitney Hill Wind Power Holdings, LLC	United States of America	100
773	Whitney Hill Wind Power, LLC	United States of America	100
774	Athonet Estados Unidos de América, Inc.	United States of America	16
775	4814 Investments, LLC	United States of America	100
776	Barnwell County Solar Project, LLC	United States of America	100
777	Brazoria County Solar Project, LLC	United States of America	100
778	Brazoria West Solar Project, LLC	United States of America	100
779	TWE Franklin Solar Project, LLC	United States of America	100
780	Grand Prairie Solar Project, LLC	United States of America	100
781	Northstar Wind Project, LLC	United States of America	100
782	Ranchland Wind Project, LLC	United States of America	100
783	Zoo Solar Project, LLC	United States of America	100
784	Lily Solar, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
785	Enel Green Power O&M Solar, LLC	United States of America	100
786	Enel Green Power North America, Inc.	United States of America	100
787	Enel Kansas Development Holdings, LLC	United States of America	100
788	Enel Green Power Roadrunner Solar Project Holdings, LLC	United States of America	100
789	EGP Holdco 1, LLC	United States of America	100
790	EGP Holdco 2, LLC	United States of America	100
791	EGP Holdco 3, LLC	United States of America	100
792	EGP Holdco 4, LLC	United States of America	100
793	EGP Holdco 5, LLC	United States of America	100
794	EGP Holdco 6, LLC	United States of America	100
795	EGP Holdco 7, LLC	United States of America	100
796	EGP Holdco 8, LLC	United States of America	100
797	EGP Holdco 9, LLC	United States of America	100
798	EGP Holdco 10, LLC	United States of America	100
799	EGP Holdco 11, LLC	United States of America	100
800	EGP Holdco 12, LLC	United States of America	100
801	EGP Holdco 13, LLC	United States of America	100
802	EGP Holdco 14, LLC	United States of America	100
803	EGP Holdco 15, LLC	United States of America	100
804	EGP Holdco 16, LLC	United States of America	100
805	EGP Holdco 17, LLC	United States of America	100
806	EGP Holdco 18, LLC	United States of America	100
807	High Lonesome Storage, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
808	Enel X Hayden Rowe St. Project, LLC	United States of America	100
809	Inertia Wind Project, LLC	United States of America	100
810	GRPP Holdings, LLC	United States of America	50
811	Roadrunner Storage, LLC	United States of America	100
812	Enel Green Power Roadrunner Solar Project Holdings II, LLC	United States of America	100
813	Enel Roadrunner Solar Project Holdings II, LLC	United States of America	100
814	Hansborough Valley Solar Project, LLC	United States of America	100
815	Flat Top Solar Project, LLC	United States of America	100
816	White Cloud Wind Holdings, LLC	United States of America	100
817	Salt Springs Wind Project, LLC	United States of America	100
818	Bison Meadows Wind Project, LLC	United States of America	100
819	Aurora Wind Holdings, LLC	United States of America	100
820	Cimarron Bend Wind Holdings III, LLC	United States of America	100
821	Enel X Asputeck Ave. Project, LLC	United States of America	100
822	Point Rider Solar Project, LLC	United States of America	100
823	High Noon Solar Project, LLC	United States of America	100
824	High Chaparral Solar Project, LLC	United States of America	100
825	Seven Cowboys Solar Project, LLC	United States of America	100
826	Fence Post Solar Project, LLC	United States of America	100
827	Stampede Solar Project, LLC	United States of America	100
828	Stockyard Solar Project, LLC	United States of America	100
829	Bottom Grass Solar Project, LLC	United States of America	100
830	Copper Landing Solar Project, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
831	Flint Rock Solar Project, LLC	United States of America	100
832	Brazos Flat Solar Project, LLC	United States of America	100
833	Azure Sky Wind Holdings, LLC	United States of America	100
834	Azure Sky Wind Storage, LLC	United States of America	100
835	Idalia Park Solar Project, LLC	United States of America	100
836	Inertia Solar Project, LLC	United States of America	100
837	Luminary Highlands Solar Project, LLC	United States of America	100
838	Northumberland Solar Project I, LLC	United States of America	100
839	Strinestown Solar I, LLC	United States of America	100
840	Dover Solar I, LLC	United States of America	100
841	Wilderness Range Solar Project, LLC	United States of America	100
842	Butterfly Meadows Solar Project, LLC	United States of America	100
843	Sunflower Prairie Solar Project, LLC	United States of America	100
844	Orchid Acres Solar Project, LLC	United States of America	100
845	Harvest Ridge Solar Project, LLC	United States of America	100
846	Little Salt Solar Project, LLC	United States of America	100
847	Ranchland Wind Storage, LLC	United States of America	100
848	Ranchland Wind Holdings, LLC	United States of America	100
849	MC Solar I, LLC	United States of America	100
850	Enel Future Project 2020 #1, LLC	United States of America	100
851	Enel Future Project 2020 #2, LLC	United States of America	100
852	Enel Future Project 2020 #3, LLC	United States of America	100
853	Enel Future Project 2020 #4, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
854	Enel Future Project 2020 #5, LLC	United States of America	100
855	Enel Future Project 2020 #6, LLC	United States of America	100
856	Enel Future Project 2020 #7, LLC	United States of America	100
857	Enel Future Project 2020 #8, LLC	United States of America	100
858	Enel Future Project 2020 #9, LLC	United States of America	100
859	Enel Future Project 2020 #10, LLC	United States of America	100
860	Enel Future Project 2020 #11, LLC	United States of America	100
861	Enel Future Project 2020 #12, LLC	United States of America	100
862	Enel Future Project 2020 #13, LLC	United States of America	100
863	Enel Future Project 2020 #14, LLC	United States of America	100
864	Enel Future Project 2020 #15, LLC	United States of America	100
865	Enel Future Project 2020 #16, LLC	United States of America	100
866	Enel Future Project 2020 #17, LLC	United States of America	100
867	Enel Future Project 2020 #18, LLC	United States of America	100
868	Enel Future Project 2020 #19, LLC	United States of America	100
869	Enel Future Project 2020 #20, LLC	United States of America	100
870	Ranchland Wind Project II, LLC	United States of America	100
871	Pumpkin Vine Wind Project, LLC	United States of America	100
872	Lemonade Solar Project, LLC	United States of America	100
873	Dragonfly Fields Solar Project, LLC	United States of America	100
874	Sonak Solar Project, LLC	United States of America	100
875	Whitetail Trails Solar Project, LLC	United States of America	100
876	Brush County Solar Project, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
877	EGP Solar Services, LLC	United States of America	100
878	Saddle House Solar Project, LLC	United States of America	100
879	Enel X MA PV Portfolio 1, LLC	United States of America	100
880	Cherrywood Solar II, LLC	United States of America	100
881	Crockett Solar I, LLC	United States of America	100
882	Concho Solar I, LLC	United States of America	100
883	EGPNA 2020 Holdco 1, LLC	United States of America	100
884	EGPNA 2020 Holdco 2, LLC	United States of America	100
885	EGPNA 2020 Holdco 3, LLC	United States of America	100
886	EGPNA 2020 Holdco 4, LLC	United States of America	100
887	EGPNA 2020 Holdco 5, LLC	United States of America	100
888	EGPNA 2020 Holdco 6, LLC	United States of America	100
889	EGPNA 2020 Holdco 7, LLC	United States of America	100
890	EGPNA 2020 Holdco 8, LLC	United States of America	100
891	EGPNA 2020 Holdco 9, LLC	United States of America	100
892	EGPNA 2020 Holdco 10, LLC	United States of America	100
893	EGPNA 2020 Holdco 11, LLC	United States of America	100
894	EGPNA 2020 Holdco 12, LLC	United States of America	100
895	EGPNA 2020 Holdco 13, LLC	United States of America	100
896	EGPNA 2020 Holdco 14, LLC	United States of America	100
897	EGPNA 2020 Holdco 15, LLC	United States of America	100
898	EGPNA 2020 Holdco 16, LLC	United States of America	100
899	EGPNA 2020 Holdco 17, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
900	Enel Green Power Lily Solar Holdings, LLC	United States of America	100
901	Lily Solar Holdings, LLC	United States of America	100
902	Enel Green Power Cimarron Bend Wind Holdings III, LLC	United States of America	100
903	Cimarron Bend III Holdco, LLC	United States of America	100
904	Bijou Hills Wind, LLC	United States of America	100
905	Thunderegg Wind Project, LLC	United States of America	100
906	White Peaks Wind Project, LLC	United States of America	100
907	Explorer Wind Project, LLC	United States of America	100
908	Cloudwalker Wind Project, LLC	United States of America	100
909	Swather Solar Project, LLC	United States of America	100
910	Moonbeam Solar Project, LLC	United States of America	100
911	Sweet Apple Solar Project, LLC	United States of America	100
912	Lava Solar Project, LLC	United States of America	100
913	Expedition Solar Project, LLC	United States of America	100
914	EGPNA 2020 Holdco 18, LLC	United States of America	100
915	EGPNA 2020 Holdco 19, LLC	United States of America	100
916	EGPNA 2020 Holdco 20, LLC	United States of America	100
917	EGPNA 2020 Holdco 21, LLC	United States of America	100
918	EGPNA 2020 Holdco 22, LLC	United States of America	100
919	EGPNA 2020 Holdco 23, LLC	United States of America	100
920	EGPNA 2020 Holdco 24, LLC	United States of America	100
921	EGPNA 2020 Holdco 25, LLC	United States of America	100
922	EGPNA 2020 Holdco 26, LLC	United States of America	100

No.	Name of the Company	Country	% of Ownership
923	EGPNA 2020 Holdco 27, LLC	United States of America	100
924	EGPNA 2020 Holdco 28, LLC	United States of America	100
925	EGPNA 2020 Holdco 29, LLC	United States of America	100
926	EGPNA 2020 Holdco 30, LLC	United States of America	100
927	Cipher Solar Project, LLC	United States of America	100
928	400 Manley Solar, LLC	United States of America	100
929	Enel X Wood St. Project, LLC	United States of America	100
930	Edgartown Depot Solar 1, LLC	United States of America	100
931	ENEL X PR HOLDINGS, LLC	United States of America	100
932	Enel X Arecibo, LLC	United States of America	100
933	Enel X Las Piedras, LLC	United States of America	100
934	Blue Jay Solar I, LLC	United States of America	100
935	Hecate Energy Roseland Solar, LLC	United States of America	100
936	Spring Wheat Solar Project, LLC	United States of America	100
937	Enel Green Power Metehara Solar Privrate Limited Company	Ethiopia	80
938	Enel X France SAS	France	100
939	Athonet France SASU	France	16
940	Enel Green Power France S.A.S.	France	100
941	Wind Parks Vitalio Sa	Greece	30
942	Wind Parks Gourles Sa	Greece	30
943	Wind Parks Bolibas Sa	Greece	30
944	Wind Parks Milias Single Member SA	Greece	100
945	Wind Parks Kerasias Single Member SA	Greece	100
946	Wind Parks Folia Sa	Greece	30
947	Enelco SA	Greece	75
948	Wind Parks Petalo Sa	Greece	30
949	Wind Parks Skoubi Sa	Greece	30
950	Wind Parks Katharas Single Member SA	Greece	100
951	Enel Green Power Hellas Supply Single Member SA	Greece	100
952	Wind Parks Mitikas Single Member SA	Greece	100

No.	Name of the Company	Country	% of Ownership
953	Wind Parks Vourlas Sa	Greece	30
954	Enel Green Power Hellas Sa	Greece	100
955	Enel Green Power Hellas Wind Parks South Evia Single Member SA	Greece	100
956	Wind Parks Strouboulas Sa	Greece	30
957	Wind Parks Gagari Sa	Greece	30
958	Wind Parks Goraki Sa	Greece	30
959	Wind Parks Paliopirgos Sa	Greece	100
960	Wind Parks Platanos Single Member SA	Greece	100
961	Wind Parks Kafoutsi Sa	Greece	30
962	Wind Parks Distomos Sa	Greece	30
963	Wind Parks Spilias Single Member SA	Greece	100
964	Wind Parks Anatolis – Prinias Single Member S.A.	Greece	100
965	Transmisora de Energia Renovable, S.A.	Guatemala	100
966	Generadora de Occidente, Ltda.	Guatemala	100
967	Ufinet Guatemala S.A.	Guatemala	20.6
968	Livister Guatemala S.A.	Guatemala	20.6
969	Generadora Montecristo, S.A.	Guatemala	100
970	Tecnoguat, S.A.	Guatemala	75
971	Enel Green Power Guatemala, S.A.	Guatemala	100
972	Renovables de Guatemala, S.A.	Guatemala	100
973	Slovak Power Holding B.V.	The Netherlands	50
974	Enel Finance International Nv	The Netherlands	100
975	Enel Green Power Global Investment Bv	The Netherlands	100
976	Enel Insurance NV	The Netherlands	100
977	Enel Investment Holding BV	The Netherlands	100
978	Ufinet Honduras S.A.	Honduras	20.6
979	Redes y Telecomunicaciones, Sociedad de Responsabilidad Limitada de Capital Variable	Honduras	16.48
980	Enel Green Power India Private Limited (ex Blp Energy Private Limited)	India	100
981	Vayu (Project 1) Private Limited	India	100
982	Avikiran Energy India Private Limited	India	100
983	ENEL VAYU (PROJECT 2) PRIVATE LIMITED	India	100
984	ENEL WIND PROJECT (AMBERI) PRIVATE LIMITED	India	100
985	Avikiran Solar India Private Limited	India	100
986	MARUDHAR WIND ENERGY PRIVATE LIMITED	India	100
987	Enel X Services India Private Limited	India	100
988	Avikiran Vayu India Private Limited	India	100
989	Avikiran Surya India Private Limited	India	100
990	DWARKA VAYU 1 PRIVATE LIMITED	India	100

No.	Name of the Company	Country	% of Ownership
991	THAR SURYA 1 PRIVATE LIMITED	India	100
992	ARAVALLI SURYA (PROJECT 1) PRIVATE LIMITED	India	100
993	SHIKHAR SURYA (ONE) PRIVATE LIMITED	India	100
994	PSG Energy Private Limited	India	100
995	TUNGA RENEWABLE ENERGY PRIVATE LIMITED	India	100
996	KHIDRAT RENEWABLE ENERGY PRIVATE LIMITED	India	100
997	SANOSARI ENERGY PRIVATE LIMITED	India	100
998	KHABA RENEWABLE ENERGY PRIVATE LIMITED	India	100
999	JUNA RENEWABLE ENERGY PRIVATE LIMITED	India	100
1000	PT Enel Green Power Optima Way Ratai	Indonesia	90
1001	Enel X Ireland Limited	Ireland	100
1002	Enernoc Ireland Limited	Ireland	100
1003	Ifx Networks Ltd.	The Virgin Islands	20.6
1004	Minority Stock Holding Corp.	The Virgin Islands	20.6
1005	Ifx/eni – Spc Iv Inc.	The Virgin Islands	20.6
1006	Ifx/eni – Spc Panama Inc.	The Virgin Islands	20.6
1007	IFX/ENI – SPC III Inc	The Virgin Islands	20.6
1008	Ifx/eni – Spc V Inc.	The Virgin Islands	20.6
1009	Enel And Shikun&binui Innovation Infralab Ltd	Israel	50
1010	Finsec Lab Ltd	Israel	30
1011	Marte S.r.l.	Italy	100
1012	Enel X International S.r.l.	Italy	100
1013	SOCIETA’ DI SVILUPPO, REALIZZAZIONE E GESTIONE DEL GASDOTTO ALGERIAITALIA VIA SARDEGNA S.P.A. IN LIQUIDATION IN FORMA ABBREVIATA GALSI SPA IN LIQUIDATION	Italy	17.64705
1014	Compagnia Porto Di Civitavecchia Spa in liquidation	Italy	25
1015	Enel Global Infrastructure And Networks S.R.L.	Italy	100
1016	Enel Green Power Villoresi S.r.l.	Italy	51
1017	Enel Green Power Development Srl	Italy	100
1018	Enel Italia S.p.A.	Italy	100
1019	Enel Sole S.r.l.	Italy	100
1020	Cogenio S.r.l.	Italy	20
1021	Adria Link Srl	Italy	50
1022	Servizio Elettrico Nazionale SpA	Italy	100
1023	Enel Produzione SpA	Italy	100
1024	Enel X Italia S.r.l.	Italy	100
1025	ENergy Hydro Piave Srl in liquidation	Italy	51
1026	Enel X S.r.l.	Italy	100
1027	Powercrop Macchiareddu S.r.l.	Italy	50
1028	Enel Green Power Sannio S.r.l.	Italy	100

No.	Name of the Company	Country	% of Ownership
1029	Enel Green Power Solar Ngonye S.P.A. (ex Enel Green Power Africa Srl)	Italy	100
1030	Enerlive Srl	Italy	100
1031	I-EM Srl	Italy	30
1032	SIET – Società Informazioni Esperienze Termoidrauliche SpA	Italy	41.54911
1033	Enelpower S.p.A.	Italy	100
1034	Enel Green Power S.p.A.	Italy	100
1035	Powercrop S.p.A. (ex Powercrop S.r.l.)	Italy	50
1036	BIOENERGY CASEI GEROLA S.R.L.	Italy	100
1037	Nuove Energie S.r.l.	Italy	100
1038	Enel Holding Finance S.R.L.	Italy	100
1039	e-distribuzione SpA	Italy	100
1040	Enel Green Power Solar Energy S.r.l.	Italy	100
1041	Enel Green Power Puglia S.r.l.	Italy	100
1042	Concert Srl	Italy	100
1043	Enel Global Thermal Generation S.R.L.	Italy	100
1044	Enel Green Power Partecipazioni Speciali Srl	Italy	100
1045	International Multimedia University – S.r.l. (in bankruptcy)	Italy	13.04
1046	Energia Eolica s.r.l. in sigla EN.EO. s.r.l.	Italy	100
1047	Enel SpA	Italy	100
1048	Enel Energia SpA	Italy	100
1049	OPEN FIBER SpA	Italy	50
1050	Athonet S.R.L.	Italy	16
1051	CESI – Centro Elettrotecnico Sperimentale Italiano Giacinto Motta SpA	Italy	42.69757
1052	Enel X Mobility S.r.l.	Italy	100
1053	Enel Global Trading S.p.A.	Italy	100
1054	Maicor Wind Srl	Italy	100
1055	Enel Innovation Hubs S.R.L.	Italy	100
1056	Egp Bioenergy S.r.l.	Italy	100
1057	Powercrop Russi S.r.l.	Italy	50
1058	Alpe Adria Energia Srl	Italy	50
1059	Enel Green Power Calabria Srl	Italy	100
1060	Agatos Green Power Trino S.r.l.	Italy	80
1061	Cogein Sannio S.r.l.	Italy	100
1062	Enel Green Power Solar Metehara S.p.A.	Italy	100
1063	Enel X Financial Services S.R.L.	Italy	100
1064	Aero-Tanna S.r.l.	Italy	100
1065	Wkn Basilicata Development PE1 S.r.l.	Italy	100
1066	YoEstados Unidos de Américave S.p.A.	Italy	100

No.	Name of the Company	Country	% of Ownership
1067	Malaspina Energy S.c.a.r.l. in liquidation	Italy	100
1068	Tyme S.r.l.	Italy	50
1069	Efficientya S.r.l.	Italy	50
1070	E.S.CO. Comuni S.r.l.	Italy	60
1071	Setyl S.r.l.	Italy	27.5
1072	Enel Global Services S.r.l.	Italy	100
1073	Enel Green Power Italia S.r.l.	Italy	100
1074	Società Elettrica Trigno S.r.l.	Italy	100
1075	Paytipper S.p.A.	Italy	55
1076	Paytipper Network S.r.l.	Italy	55
1077	Flagpay S.r.l.	Italy	55
1078	C&C Uno Energy S.r.l.	Italy	100
1079	C&C Castelvetere S.r.l.	Italy	100
1080	Conza Green Energy S.r.l.	Italy	100
1081	ENEL LOGISTICS S.R.L.	Italy	100
1082	Parco Eolico Monti Sicani S.r.l.	Italy	100
1083	X-bus Italia S.r.l.	Italy	20
1084	Enel X Japan K.K.	Japan	100
1085	Enel Green Power Kenia Limited	Kenya	100
1086	Zacapa Topco S.À.R.L.	Luxembourg	20.6
1087	Zacapa Holdco S.À.R.L	Luxembourg	20.6
1088	Zacapa S.À.R.L	Luxembourg	20.6
1089	Enel Green Power Morocco, S.A.R.L.A.U.	Morocco	100
1090	Nareva Enel Green Power Morocco SA	Morocco	50
1091	Midelt Wind Farm Sa	Morocco	35
1092	Energie Electrique De Tahaddart SA	Morocco	22.43405
1093	Boujdour Wind Farm	Morocco	45
1094	Parque Amistad Ii Sa De Cv	Mexico	99.9998
1095	Parque Amistad Iii Sa De Cv	Mexico	99.9998
1096	Parque Amistad Iv Sa De Cv	Mexico	99.9998
1097	Dolores Wind Sa De Cv	Mexico	99.9998
1098	Parque Salitrillos, S.A. De C.V.	Mexico	20.00016
1099	Enel Generación, S.A. De C.V.	Mexico	100
1100	Energía Limpia De Amistad, S.A De C.V.	Mexico	20.00132
1101	Enel Energia, S.A. De C.V.	Mexico	100
1102	Egp Magdalena Solar SA de CV	Mexico	99.9998
1103	Mexicana de Hidroelectricidad Mexhidro Srl de Cv	Mexico	99.99
1104	Enel Green Power Mexico S de RL de CV	Mexico	100
1105	Energia Nueva de Iguu Srl de CV	Mexico	99.91
1106	Hidroelectricidad Del Pacifico Srl de Cv	Mexico	99.99
1107	Kino Contractor S.A. de C.V.	Mexico	99.9999

No.	Name of the Company	Country	% of Ownership
1108	Mas Energia, S. de R.L. de C.V.	Mexico	99.99999
1109	Servicio de Operación y Mantenimiento para Energías Renovables S de R.L. de C.v.	Mexico	100
1110	Energías Renovables La Mata, S.A. de C.V.	Mexico	99.99909
1111	Stipa Nayaá SA de Cv	Mexico	95.371
1112	Ufinet México S. De R.L. De C.V.	Mexico	20.6
1113	Dominica Energía Limpia S.A. de C.V.	Mexico	20.00016
1114	Enel Rinnovabile, S.A. de C.V.	Mexico	99.9999
1115	Energia Nueva Energia Limpia Mexico S de R.L. de C.V.	Mexico	100
1116	Proveedora de Electricidad de Occidente Srl de Cv	Mexico	99.99
1117	Energia Global De Mexico (Enermex) SA De Cv	Mexico	99
1118	Eolica Zopiloapan, S.A. de C.V.	Mexico	96.48
1119	Villanueva Solar, S.A. De C.V.	Mexico	20.00002
1120	Parque Solar Villanueva Tres, S.A. De C.V.	Mexico	20.00016
1121	Parque Solar Don José, S.A. De C.V.	Mexico	20.00016
1122	Energía Limpia de Palo Alto, S.A. de C.V.	Mexico	20.00022
1123	Vientos Del Altiplano, S. De R.L. De C.V.	Mexico	20.00016
1124	Desarrollo de Fuerzas Renovables S de RL de Cv	Mexico	100
1125	Tenedora De Energia Renovable Sol Y Viento Sapi De Cv	Mexico	32.895
1126	Kino Facilities Manager S.A. De C.V.	Mexico	99.9999
1127	Energía Limpia De Puerto Libertad, S. De R.L. De C.V.	Mexico	99.9999
1128	Parque Eólico BR-1, S.A.P.I. de C.V.	Mexico	25.49948
1129	Suave Energia, S. de R.L. de C.V.	Mexico	99.9999
1130	Enel Green Power Namibia (Pty) Ltd	Namibia	100
1131	Ufinet Nicaragua Sa	Nicaragua	20.6
1132	Alliance S.A.	Nicaragua	10.2794
1133	Enel X Norway AS	Norway	100
1134	Viva Labs AS	Norway	60
1135	Enel X New Zealand Limited	New Zealand	100
1136	Ufinet Paraguay S.A.	Paraguay	15.45
1137	Empresa De Generación Eléctrica Marcona S.A.C.	Peru	100
1138	Enel Distribución Perú S.A.A.	Peru	54.04866
1139	Enel Generación Perú S.A.A.	Peru	54.33806
1140	Compañía Energética Veracruz S.A.C	Peru	64.99997
1141	Enel Generación Piura S.A.	Peru	62.72295
1142	Ufinet Perú S.A.C.	Peru	20.6
1143	Chinango S.A.C.	Peru	43.47044
1144	Proyectos Y Soluciones Renovables S.A.C.	Peru	100
1145	Energética Monzón S.A.C.	Peru	100
1146	Enel Green Power Perú SAC	Peru	100
1147	Enel Peru S.A.C.	Peru	64.99999

No.	Name of the Company	Country	% of Ownership
1148	Enel X Perú S.A.C.	Peru	64.99998
1149	EMPRESA DE GENERACIÓN ELÉCTRICA LOS PINOS S.A.	Peru	100
1150	Enel X Polska Sp. Zo.O.	Poland	100
1151	Tejo Energía – Produçao E Distribuiçao De Energia Electrica SA	Portugal	30.67155
1152	Endesa Comercializaçao De Energia SA	Portugal	70.10648
1153	Endesa Generación Portugal SA	Portugal	70.10647
1154	Carbopego – Abastecimientos E Combustiveis SA	Portugal	35.05324
1155	Elecgas SA	Portugal	35.05324
1156	Pegop – Energía Eléctrica SA	Portugal	35.05324
1157	SUGGESTION POWER, UNIPESSOAL, LDA.	Portugal	70.10647
1158	Enel X UK Limited	The United Kingdom	100
1159	Enernoc UK II Limited	The United Kingdom	100
1160	Endesa Power Trading Ltd	The United Kingdom	70.10648
1161	Juicenet Ltd	The United Kingdom	100
1162	Athonet UK Ltd	The United Kingdom	16
1163	I-EM SAT LTD	The United Kingdom	30
1164	Slovenské Elektrárne Česká Republika, S. R. O.	The Czech Republic	33
1165	Emerging Networks Panama S.A.	The Republic of Panama	20.6
1166	Ifx Networks Panama S.A.	The Republic of Panama	20.6
1167	RED CENTROAMERICANA DE TELECOMUNICACIONES SA	The Republic of Panama	11.11111
1168	Generadora Solar Tolé, S.R.L	The Republic of Panama	100
1169	Empresa Propietaria De La Red Sa	The Republic of Panama	11.1094
1170	Generadora Eólica Alto Pacora, S.R.L.	The Republic of Panama	100
1171	Ufinet Panamà S.A.	The Republic of Panama	20.6
1172	Enel Solar, S.R.L.	The Republic of Panama	100
1173	Enel Fortuna SA	The Republic of Panama	50.055
1174	Enel Green Power Panamá, S.R.L.	The Republic of Panama	100
1175	Llano Sánchez Solar Power One, S.R.L	The Republic of Panama	100
1176	Jaguito Solar 10MW, S.A.	The Republic of Panama	100

No.	Name of the Company	Country	% of Ownership
1177	Progreso Solar 20MW, S.A.	The Republic of Panama	100
1178	Generadora Solar Austral, S.A.	The Republic of Panama	100
1179	Generadora Solar El Puerto, S.A.	The Republic of Panama	100
1180	Generadora Solar de Occidente, S.A.	The Republic of Panama	100
1181	Enel Green Power Singapore Pte. Ltd.	The Republic of Singapore	100
1182	Enel X Singapore PTE. Ltd	The Republic of Singapore	100
1183	Nojoli Wind Farm (RF) Pty Ltd	The Republic of South Africa	60
1184	Matrigenix (Proprietary) Limited	The Republic of South Africa	100
1185	Nxuba Wind Farm (RF) (Pty) Ltd	The Republic of South Africa	51
1186	Mira Energy (Pty) Ltd	The Republic of South Africa	100
1187	Oyster Bay Wind Farm (RF) (Pty) Ltd	The Republic of South Africa	60
1188	Pulida Energy (RF) (Pty) Ltd	The Republic of South Africa	52.7
1189	Sublunary Trading (RF) Proprietary Limited	The Republic of South Africa	57
1190	Upington Solar (Pty) Ltd	The Republic of South Africa	100
1191	Enel Green Power RSA (Pty) Ltd	The Republic of South Africa	100
1192	Gibson Bay Wind Farm (RF) (Pty) Ltd	The Republic of South Africa	60
1193	Italgest Energy (Pty) Ltd	The Republic of South Africa	100
1194	ELECTRA CAPITAL (RF) PTY LTD	The Republic of South Africa	60
1195	Enel Green Power RSA 2 (RF) (Pty) Ltd	The Republic of South Africa	100
1196	Garob Wind Farm (RF) (Pty) Ltd	The Republic of South Africa	60
1197	Adams Solar PV Project Two (RF) (Pty) Ltd	The Republic of South Africa	60
1198	Danax Energy (Pty) Ltd	The Republic of South Africa	100
1199	Enel Energy South Africa	The Republic of South Africa	100

No.	Name of the Company	Country	% of Ownership
1200	Business Venture Investments 1468 (Pty) Ltd	The Republic of South Africa	100
1201	Ukuqala Solar Proprietary Limited	The Republic of South Africa	100
1202	Tobivox (RF) Pty Ltd	The Republic of South Africa	60
1203	Aced Renewables Hidden Valley (RF) (Pty) Ltd	The Republic of South Africa	60
1204	Soetwater Wind Farm (rf) (pty) Ltd	The Republic of South Africa	60
1205	Enel Rumania S.A.	Romania	99.995
1206	Enel Energie S.A.	Romania	51.003
1207	GV Energie Rigenerabili ITAL-RO Srl	Romania	99.99998
1208	Elcomex Solar Energy Srl	Romania	99.99998
1209	E-Distributie Banat S.A.	Romania	51.003
1210	Enel Energie Muntenia S.A.	Romania	77.99996
1211	E-Distributie Muntenia S.A.	Romania	78
1212	DE ROCK INT’L S.R.L.	Romania	99.99998
1213	E-Distributie Dobrogea S.A.	Romania	51.003
1214	Enel Servicii Comune S.A.	Romania	51.003
1215	Enel Green Power Rumania Srl	Romania	99.99998
1216	Enel X Mobility Rumania S.R.L.	Romania	100
1217	Enel X Rumania S.R.L.	Romania	100
1218	ENEL TRADE ENERGY SRL	Romania	99.995
1219	ZEPHIR 3 CONSTANTA SRL	Romania	99.99998
1220	Rusenergosbyt LLC	Russia	49.5
1221	Enel Green Power Rus Limited Liability Company	Russia	100
1222	Enel Rus Wind Kola LLC	Russia	56.43033
1223	Enel X Rus Llc	Russia	99
1224	Teploprogress JSC	Russia	33.8582
1225	Enel Rus Finance LLC	Russia	56.43033
1226	Enel Rus Wind Stavropolye LLC	Russia	56.43033
1227	Enel Russia PJSC	Russia	56.43033
1228	Enel Rus Wind Azov LLC	Russia	56.43033
1229	Belomechetskaya WPS	Russia	100
1230	Rusenergosbyt Siberia LLC	Russia	24.75
1231	Rodnikovskaya WPS	Russia	100
1232	Koporie WPS LLC	Russia	100
1233	Tula WPS LLC	Russia	100
1234	Enel Trade Serbia doo Beograd	Serbia	100
1235	Enel X Sweden AB	Sweden	100
1236	Enel X Taiwan Co., Ltd	Taiwan	100

No.	Name of the Company	Country	% of Ownership
1237	Enel Green Power Turkey Enerji Yatirimlari Anonim Şirketi	Turkey	100
1238	Ovacik Eoliko Enerji Elektrik Üretim Ve Ticaret Anonim Şirketi	Turkey	100
1239	Sona Enerji Üretim Anonim Şirketi	Turkey	100
1240	Kongul Enerji Sanayi Ve Ticaret Anonim Şirketi	Turkey	100
1241	Vektör Enerji Üretim Anonim Şirketi	Turkey	100
1242	Saburoy S.A.	Uruguay	20.6
1243	Enel Uruguay S.A	Uruguay	64.99999
1244	Enel Green Power Zambia Limited	Zambia	100
1245	Ngonye Power Company Limited	Zambia	80